EXHIBIT A



                            STOCK PURCHASE AGREEMENT

                            STOCK PURCHASE AGREEMENT





                                      AMONG





                                  E-TAXI, INC.


                                       AND


                             ALL OF THE SHAREHOLDERS


                                       OF


                                   SSPS, INC.











                            DATED AS OF JUNE 14,1999



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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                                    ARTICLE I

                PURCHASE AND SALE OF CAPITAL STOCK OF THE COMPANY

SECTION 1.1           Agreement to Sell and Purchase Capital Stock;
                      Consideration............................................2
SECTION 1.2           Adjustments..............................................6
SECTION 1.3           Closing..................................................7
SECTION 1.4           Tax-Free Reorganization..................................7

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE SELLERS

SECTION 2.1           Corporate Existence and Power; Status and
                      Title of Purchased Shares................................8
SECTION 2.2           Authority Relative to this Agreement.....................8
SECTION 2.3           No Conflicts; Consents...................................9
SECTION 2.4           Charter Documents and Corporate Records..................9
SECTION 2.5           Financial Information....................................9
SECTION 2.6           Liabilities.............................................10
SECTION 2.7           Company Receivables.....................................10
SECTION 2.8           Absence of Certain Changes..............................10
SECTION 2.9           Properties; Title.......................................11
SECTION 2.10          Contracts...............................................12
SECTION 2.11          Intangible Property.....................................13
SECTION 2.12          Claims and Proceedings..................................14
SECTION 2.13          Taxes...................................................15
SECTION 2.14          Employee Benefit Plans..................................19
SECTION 2.15          Employee-Related Matters................................22
SECTION 2.16          Insurance...............................................23
SECTION 2.17          Compliance with Laws....................................23
SECTION 2.18          Permits.................................................23
SECTION 2.19          Environmental Matters...................................23
SECTION 2.20          Customers and Clients...................................24
SECTION 2.21          Potential Conflicts of Interest.........................24
SECTION 2.22          Finders' Fees...........................................24
SECTION 2.23          Depositaries; Powers of Attorney, Etc...................24
SECTION 2.24          Year 2000...............................................25
SECTION 2.25          Disclosure..............................................25
SECTION 2.26          Representation Statement................................25


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                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

SECTION 3.1      Authority Relative to This Agreement.........................25
SECTION 3.2      No Conflicts; Consents.......................................26
SECTION 3.3      Corporate Existence and Power................................26
SECTION 3.4      Finders' Fees................................................26

                                   ARTICLE IV

                        COVENANTS AND AGREEMENTS PRIOR TO
                            AND SUBSEQUENT TO CLOSING

SECTION 4.1      Conduct of Business of the Company...........................27
SECTION 4.2      Corporate Examinations and Investigations....................28
SECTION 4.3      Additional Financial Statements..............................29
SECTION 4.4      Consents, Filings and Authorizations; Efforts to Consummate..29
SECTION 4.5      Negotiations With Others.....................................29
SECTION 4.6      Notices of Certain Events....................................29
SECTION 4.7      Public Announcements.........................................30
SECTION 4.8      Confidentiality..............................................30
SECTION 4.9      Expenses.....................................................30
SECTION 4.10     Claims Under Insurance Policies..............................31
SECTION 4.11     Supplements to Disclosure Schedules..........................31
SECTION 4.12     Further Assurances...........................................31

                                    ARTICLE V

                              CONDITIONS TO CLOSING

SECTION 5.1      Conditions to the Obligations of Sellers and Purchaser.......31
SECTION 5.2      Conditions to the Obligations of Sellers.....................32
SECTION 5.3      Conditions to the Obligations of Purchaser...................33

                                   ARTICLE VI

                                   TERMINATION

SECTION 6.1      Termination..................................................36

SECTION 6.2      Effect of Termination; Right to Proceed......................36


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                                   ARTICLE VII

                                 INDEMNIFICATION

SECTION 7.1      Survival of Representations and Warranties...................37
SECTION 7.2      Obligation of Sellers to Indemnify...........................38
SECTION 7.3      Obligation of Purchaser to Indemnify.........................38
SECTION 7.4      Notice and Opportunity to Defend Third Party Claims..........38
SECTION 7.5      Limitation on Indemnification; Payments of Losses............39

                                  ARTICLE VIII

                                  MISCELLANEOUS

SECTION 8.1      Notices......................................................40
SECTION 8.2      Entire Agreement.............................................41
SECTION 8.3      Waivers and Amendments; Non-Contractual Remedies;
                 Preservation of Remedies.....................................41
SECTION 8.4      Governing Law................................................42
SECTION 8.5      Consent to Jurisdiction and Service of Process...............42
SECTION 8.6      Binding Effect; No Assignment................................42
SECTION 8.7      Exhibits.....................................................42
SECTION 8.8      Severability.................................................42
SECTION 8.9      Counterparts.................................................42

                                   ARTICLE IX

                                   DEFINITIONS

SECTION 9.1      Definitions..................................................42
SECTION 9.2      Interpretation...............................................48


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


                                    EXHIBITS

Exhibit A-1      -          Form of Scully Employment Agreement
Exhibit A-2      -          Form of Fink Employment Agreement
Exhibit A-3      -          Form of Critser Employment Agreement
Exhibit B        -          Form of Non-Competition and Non-Disclosure Agreement
Exhibit C-1      -          Form of Gupta Convertible Note
Exhibit C-2      -          Form of Gupta Note
Exhibit D        -          Form of Stock Pledge Agreement (Security Agreement)
Exhibit E        -          Form of Escrow Agreement
Exhibit F        -          Registration Rights Agreement
Exhibit G        -          Form of Opinion of Counsel to Purchaser
Exhibit H        -          Form of Opinion of Counsel to Sellers
Exhibit I        -          Form of Termination and Release Agreement
Exhibit J        -          Intentionally Omitted
Exhibit K        -          Form of Representation Statement
Exhibit L        -          Menke & Associates Letter

                                    SCHEDULES

Schedule A-1       -    Purchased Shares; Percentage Ownership Interest
                        of Sellers in the Company; Purchase Price Allocation
Schedule 2.1       -    Jurisdictions
Schedule 2.3       -    Company's Required Consents
Schedule 2.6A      -    Certain Liabilities; Company Debt
Schedule 2.6B      -    Company Debt on Execution
Schedule 2.7       -    Company Receivables
Schedule 2.8       -    Absence of Certain Changes
Schedule 2.8(c)    -    Distributions
Schedule 2.8(f)    -    Accrued Bonuses
Schedule 2.9A      -    Owned Real Property
Schedule 2.9B      -    Leased Real Property
Schedule 2.9C      -    Occupancy Rights of Others
Schedule 2.9D      -    Personal Property; Liens
Schedule 2.10      -    Contracts
Schedule 2.11      -    Intangible Property
Schedule 2.12      -    Claims and Proceedings
Schedule 2.13      -    Taxes
Schedule 2.13(j)   -    Allocation of Purchase Price
Schedule 2.14      -    Employee Benefit Plans; ERISA Matters
Schedule 2.15      -    Employee-Related Matters


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                                    SCHEDULES

Schedule 2.16         -          Insurance
Schedule 2.17         -          Compliance with Laws
Schedule 2.18         -          Permits
Schedule 2.19         -          Environmental Matters
Schedule 2.20         -          Customers and Clients
Schedule 2.21         -          Potential Conflicts of Interest
Schedule 2.22         -          Finders' Fees
Schedule 2.23         -          Depositories; Powers of Attorney
Schedule 2.24         -          Year 2000 Problems
Schedule 3.2          -          Conflicts or Consents
Schedule 4.1(10)      -          Capital Stock Issuances

         AGREEMENT dated as of the 14th day of June, 1999 by and among E-TAXI, INC., a Delaware corporation with offices at c/o Gateway Advisors, 675 North First Street, 10th Floor, San Jose, California 95112 ("Purchaser"), and HEMANT
K. GUPTA, an individual residing at - 34366 Dunhill Drive, Fremont, CA 94555 ("Gupta"), Trustee of the SSPS, Inc. Employee Stock Ownership Plan ("ESOP"), RICHARD SCULLY, an individual residing at 452 Stanwick St., Brentwood, CA 94513 ("Scully"), RENEE FINK, an individual residing at 1339 Trailwood Ave., Montera, CA 95336 ("Fink") and TOM CRITSER, an individual residing at 878 Harpster Dr., Mountain View, CA 94040 ("Critser"). Gupta, ESOP, Scully, Fink and Critser are sometimes collectively referred to as "Seller" or "Sellers". Certain capitalized terms used herein have the respective meanings set forth in Article IX.

                                    RECITALS

         1. SSPS, INC., a California corporation (the "Company"), is a provider of temporary placement agency services coupled with web-based technologies and services designed to implement an ERISA compliant hiring system for contract workers (the "Business").

         2. Each Seller owns the number of shares of capital stock of the Company as set forth opposite such Seller's name in Schedule A-1 hereto, which represent 100% of the issued and outstanding capital stock of the Company, of which approximately 94.6% of the issued and outstanding shares of capital stock of the Company are to be acquired by Purchaser (the "Purchased Shares").

         3. Sellers desire to sell and transfer to Purchaser, and Purchaser desires to purchase and acquire from Sellers, all of Sellers' right, title and interest in and to the Purchased Shares (the "Acquisition").

         4. In connection with the Acquisition, the Company will agree to engage Scully, Fink and Critser as employees and Scully, Fink and Critser will agree to serve as employees of the Company, all in accordance with the terms and conditions set forth in the employment agreements in the form annexed hereto as Exhibits A-1, A-2 and A-3 (the "Employment Agreements"), to be entered into concurrently with the Closing hereunder.

         5. In connection with the Acquisition, the Sellers will each agree not to compete with Purchaser, the Company and their Affiliates with respect to the Business for a period of one year following the Closing Date, pursuant to the terms and conditions set forth in a noncompetition agreement (the "Noncompetition Agreement") in the form annexed hereto as Exhibit B, to be entered into concurrently with the Closing hereunder.

         6. In furtherance of the consummation of the Acquisition and the other transactions contemplated hereby (the "Contemplated Transactions"), the parties hereto desire to enter into this Agreement.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                PURCHASE AND SALE OF CAPITAL STOCK OF THE COMPANY

         SECTION   1.1:   AGREEMENT  TO  SELL  AND   PURCHASE   CAPITAL   STOCK;
                          CONSIDERATION.

         (a) For the sole purpose of issuing shares of common stock of Computer Marketplace, Inc., a Delaware corporation and Purchaser's parent company ("MKPL") pursuant to this Section 1.1, the term "Purchaser" shall include MKPL in addition to E-Taxi, Inc., a Delaware corporation ("E-Taxi"). MKPL shall not be defined or treated, as the "Purchaser" for any purpose whatsoever except in connection with the obligation to issue and deliver shares of common stock of MKPL, pursuant to this Section 1.1. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties, covenants and agreements of the Sellers contained herein, except as to the ESOP in connection with the ESOP Closing Date, at the Closing, Sellers shall sell, transfer and deliver to Purchaser, and Purchaser shall purchase and accept from Sellers, free and clear of all Liens, each Seller's right, title and interest in and to the respective Purchased Shares set forth opposite each Seller's name in Schedule A-1 hereto. The parties agree that the purchase price (the "Purchase Price") to be paid at Closing by Purchaser in consideration of the Purchased Shares as adjusted in accordance with Section 1.2 is payable to Sellers as follows:

         (b)      Purchaser shall pay to Gupta the following:

         Cash in the amount of $450,000 subject to adjustment in accordance with
Section 1.2, paid to Gupta by wire transfer of immediately available funds to the account designated by Gupta; and

         An amount equal to (A) $900,000  will be paid to Gupta by delivery of a
Note in such amount (the "Convertible Note"), in the form annexed hereto as Exhibit C-1, and (B) $50,000 will be paid to Gupta by delivery of a Note in such amount (the "Note"), in the form annexed hereto as Exhibit C-2. The Convertible Note shall bear interest at a per annum rate of 7.0% which is all due and payable on the date which is 18 months after the Closing and which is convertible into 600,000 shares of common stock of MKPL. The Note will bear interest at a per annum rate of 7.0% which is all due and payable on the date which is 12 months after the Closing. The Convertible Note and the Note will each permit Purchaser to offset against any principal and interest due thereunder (aa) up to 100% of indemnifiable Losses suffered or incurred by Purchaser hereunder, as provided in Article VII hereof, and (bb) an amount equal to Gupta's pro rata share of any downward adjustment of the Purchase Price, as provided in Section 1.2 hereof. The Convertible Note and the Note shall be secured by a pledge of shares of common stock of Company pursuant to the Stock Pledge Agreement (Security Agreement) in the form attached hereto as Exhibit D; and

         Purchaser shall require Company to maintain Gupta and his qualifying dependents as covered insureds under the medical insurance plan of Company or a medical insurance plan which is materially similar to the medical insurance plan of Company in effect on May 1, 1999 for Gupta and his qualifying dependents for

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

a period commencing on the Closing Date and continuing for 12 months following the Closing Date, PROVIDED, HOWEVER that notwithstanding the foregoing, Purchaser shall not be required to pay for medical insurance coverage which exceeds the cost of $10,000. In the event the cumulative cost of the medical insurance premiums actually paid by Purchaser for medical insurance under the Company medical insurance plan exceeds $10,000 then Gupta may elect to continue to maintain such medical insurance coverage for the remaining balance of such 12-month period provided that Gupta shall pay all costs and expenses of such medical insurance in excess of $10,000; and

         After Closing Purchaser shall require Company to allow Axygen Scientific, Inc. a California corporation ("Axygen") certain services which are substantially similar in scope and amount as those previously provided to Axygen including specifically the staffing, benefits management, and payroll processing services of Company, solely for the direct business of Axygen as a medical equipment company during the period commencing on the Closing Date and ending on December 31, 2000, at a discount rate which is equal to the costs of Company to provide such services provided that (A) such costs do not exceed the sum of $200,000 in any month; and, (B) Gupta owns at least 51% of the outstanding capital stock of Axygen at the time such services are provided. For purposes of this Section 1.1(b)(iv) "costs" shall mean any direct, indirect or overhead costs associated with wages, payroll, commercial insurance, medical insurance, flex-cash, check processing, recruiting, financing of receivables, vacation pay and holiday pay. Amounts invoiced by Company to Axygen for costs under this section 1.1(b)(iv) shall be due 30 days after the date of such invoice. If the amounts owed to Company by Axygen are more than 60 days past due then Company shall have the right to offset such amount against the amounts owed to Gupta under the Convertible Note and Note.

         (i) Pursuant to Exhibit L, titled "ESOP Formal Termination Procedure", a procedure has been initiated by Company for formal termination of the Employee Stock Ownership Plan established and currently maintained by Company for an amount of Company common stock shown in Schedule A-1 ("ESOP Stock"). The formal termination is made pursuant to unanimous agreement of the Board of Directors of Company causing the fiduciary of the Employee Stock Ownership Plan (the "Fiduciary") to examine the price offered by Purchaser for ESOP Stock for fairness to ESOP participants. If the Fiduciary determines that the Purchase Price offered is fair to ESOP participants, the Fiduciary is required to direct the Trustee of the Employee Stock Ownership Plan to sell all Company common stock to Purchaser for the Purchaser's offered price. If the Fiduciary determines that the Purchase Price offered is not fair to ESOP participants, then the Sellers and Purchaser shall have ten days to mutually agree upon an acceptable allocation of the Purchase Price. If Purchaser and Sellers are unable to agree upon an acceptable allocation of Purchase Price for the ESOP Shares then Purchaser shall have the right to give Sellers written notice of its election to terminate this Agreement in which event neither party shall have any further duties or obligations to the other, provided, however, that such notice must be given no later than five days after the end of such ten-day period.

         Gupta, Scully, Critser and Fink, having current positions of Fiduciaries to the Employee Stock Ownership Plan as members of its Committee, are also officers, directors and selling shareholders of Company and have a potential conflict of interest in undertaking any representation or taking any

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

act on behalf of the Employee Stock Ownership Plan Participants with respect to the present Purchaser offer for purchase of the ESOP Stock. Therefore, with respect to any aspect of an evaluation or acceptance of Purchaser's offer for ESOP stock, Gupta, Scully, Critser and Fink, as officers, directors or selling shareholders of Company and having a potential conflict of interest in undertaking any representation or taking any act on behalf of the Employee Stock Ownership Plan Participants with respect to the present Purchaser offer for purchase of the ESOP Stock, shall refrain from taking any such action in relation to Purchaser's offer for the ESOP Stock or other related action under this Agreement other than to perform actions required of them under the terms of the plan set forth in Exhibit L. Company has therefore retained Menke & Associates and an independent fiduciary to administer the formal termination of the Employee Stock Ownership Plan. Upon proper acceptance by the Fiduciary for the Employee Stock Ownership Plan of the Purchaser's offer for ESOP Stock, Company shall require, unless otherwise directed by Menke & Associates for meeting statutory requirements, the Fiduciary to direct the Trustee of the Employee Stock Ownership Plan to deliver the ESOP Stock to Purchaser by no later than September 1, 1999 (the "ESOP Closing Date").

         (ii) On the ESOP Closing Date, Purchaser shall issue to the ESOP 540,000 shares of common stock of MKPL and Purchaser shall retain and place in Escrow (defined below) 60,000 shares of common stock of MKPL for the express purpose of providing a fund from which to pay any downward adjustments to the Purchase Price required pursuant to Section 1.2. Such shares shall be added to and become a part of the Escrow Shares defined below. The Escrow Shares shall be held in Escrow in accordance with the terms of the Escrow Agreement (defined below), in the form annexed hereto as Exhibit E. To the extent not surrendered as payment to Purchaser pursuant to Section 1.2(b), the Escrowed Shares will be released to the ESOP within three (3) days of the completion of the adjustment to the Purchase Price pursuant to Section 1.2.

         (i) Purchaser shall cause to be issued to Scully, Critser and Fink shares of common stock of MKPL as follows:

         Scully            385,714 shares of MKPL common stock
         Critser           192,858 shares of MKPL common stock
         Fink               96,429 shares of MKPL common stock

         (ii) Purchaser shall retain and place in escrow ("Escrow") 74,999 shares of common stock of MKPL (the "Escrow Shares") allocated among Scully, Critser and Fink as follows:

         Scully            42,857 shares of the Escrow Shares
         Critser           21,428 shares of the Escrow Shares
         Fink              10,714 shares of the Escrow Shares

         for the express purpose of providing a fund from which to pay Scully, Critser and Fink's respective prorata share of any downward adjustments to the Purchase Price required pursuant to Section 1.2. The Escrow Shares shall be held in Escrow in accordance with the terms of an escrow agreement (the "Escrow Agreement"), in the form annexed hereto as Exhibit E. To the extent not

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

surrendered as payment to Purchaser pursuant to Section 1.2(b), the Escrowed Shares will be released to each of Scully, Critser, and Fink within three (3) days of the completion of the adjustment to the Purchase Price pursuant to
Section 1.2.

         (iii) The shares of MKPL common stock issued to Sellers pursuant to this Agreement shall be unregistered shares and may not be offered or sold without registration under the Securities Act of 1933 or pursuant to state and federal exemptions from registration. Each of the Sellers shall have demand and piggy-back registration rights with respect to the shares of MKPL common stock received by such Seller pursuant to this Agreement as set forth in the Registration Rights Agreement attached hereto as Exhibit F.

         (iv) In the event Scully, Critser and Fink incur any tax liability as a direct result of the exchange of their shares of common stock of Company for shares of common stock of MKPL pursuant to this Agreement, Purchaser agrees to pay to each Scully, Critser and Fink an amount equal to their respective tax liability within [30] days after Purchaser has received written notice from Scully, Critser or Fink setting forth the amount of such tax liability (the "Tax Liability Notice") including a detailed explanation of the basis for imposition of such tax liability, PROVIDED, HOWEVER that Purchaser shall have no obligation to pay such tax liability if within such 30 day period Purchaser advises the party who has given the Tax Liability Notice that Purchaser does not agree with the amount or basis for imposition of such tax liability. Purchaser and the party or parties giving the Tax Liability Notice shall proceed in good faith to reach an agreement as to the amount, if any, to be paid by Purchaser. If the parties have failed to agree on the amount of such tax liability within 60 days following the date of Purchaser's receipt of the Tax Liability Notice then the parties shall submit the matter to PricewaterhouseCoopers LLP and the decision of PricewaterhouseCoopers LLP shall be final and binding upon the parties.

         (v) Starting upon a date [30] days from Closing, Purchaser and MKPL shall be obligated to Sellers having employment agreements with Company and Company to provide, become obligated, contingently or directly, or make available certain funds and/or financing for the benefit of or the use by Company for expansion of Company's business of providing contingent workers and payroll services ("Expansion Funding"). Purchaser and MKPL shall cumulatively for all purposes provide, become obligated, contingently or directly, or make available Expansion Funding in an aggregate amount up to One Million One Hundred Thousand Dollars ($1,100,000.00). Such Expansion Funding shall be requested, upon advice of the current Board of Directors of Company, by Richard Scully in his capacity as an employee of Company under the terms of the Employment Agreement referred to in Exhibit A or, if Richard Scully is not then employed by Company, then by the Board of Directors of Company. The request shall be in written form approved by the current Board of Directors of Company, which approval shall not be unreasonably denied, and delivered to the president or chief executive officer of both Purchaser and MKPL in detail indicating the proper business purpose and benefits to Company to which Expansion Funding shall be applied, the amount requested, and the desired accounting structure of Expansion Funding ("Funding Structure"). Funding Structure shall mean one or more forms of equity, short-term or long-term debt, guaranties of Company debt or obligations, or related debt, intercompany debt or undertakings or other

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

similar and appropriate forms of funding for the benefit of both Purchaser and the Company. Purchaser and MKPL shall use its reasonable efforts to deliver to Company Expansion Funding under the items of the written request under this section within [90] days of such request.

         (i) At the Closing hereunder, the Sellers shall deliver to Purchaser a schedule (the "Closing Company Debt Schedule") of the estimated amount of Company Debt as of the Closing Date in accordance with section 5.3(g)(xix). The Closing Company Debt Schedule shall indicate the respective amounts of Company Debt as of the Closing Date and the respective lenders, payees or other obligees thereof.

         (ii) To the extent that Purchaser determines to pay off any of the Estimated Closing Company Debt on the Closing Company Debt Schedule, such payments shall be made pursuant to instructions contained in payoff letters (the "Payoff Letters") from the lenders or payees of such Company Debt addressed to the Company and Purchaser.

         (f) Sellers acknowledge and agree that the Purchase Price agreed upon by Purchaser and Sellers is based on Purchaser acquiring no less than 94.6% of the outstanding shares of the Company, including 100% of the total outstanding shares of the Company held by the ESOP in accordance with the procedures set forth in this Section 1.1.

         SECTION 1.2:  ADJUSTMENTS.

         The Purchase  Price will be subject to  adjustment  as provided in this
SECTION 1.2. On or before the date that is ninety (90) days after the Closing, Purchaser's accountants shall compute the amount of Net Working Capital of the Company as of the Closing Date (but without taking into account any termination of leases, notes, consulting agreements or other transactions effected in order to accomplish Sellers' sale of the Purchased Shares; PROVIDED, HOWEVER that any tax accruals in respect of such transactions will be taken into account) in accordance with GAAP, and shall provide Sellers a summary reflecting how such computations were made. Sellers and their accountants shall have ten (10) days to review such computations and, shall within fifteen (15) days of receipt of such computation, deliver a written notice to Purchaser stating whether they have any objections to such computation, describing in detail, any objections thereto. Failure to give such timely objection notice (or written notification from the Sellers that they have no objection to the computations) shall constitute acceptance and approval of such computation and the proposed adjustment to the Purchase Price set forth therein, if any, and shall be final and binding upon the parties thereto.

         If the Net Working Capital as of the Closing Date is less than ($365,000), then Sellers, within three (3) business days after resolution of all disputes relating to the computation, shall cause to be paid to Purchaser, out of the Escrowed Funds and Escrow Shares, an amount equal to the deficit amount of Net Working Capital. For purposes of determining the number of Escrow Shares which are to be paid to Purchaser, the value of each share of MKPL common stock shall be determined by the average market closing price of MKPL common stock for the five (5) trading days preceding the Closing Date.

         The parties hereto shall promptly consult with each other and their respective Representatives with respect to any objections by the Sellers pursuant to their objection notice and shall use reasonable efforts to resolve all such objections within thirty (30) days after delivery by the Sellers of such objection notice. If any objections remain unresolved after the end of such 30-day period, the parties hereto shall promptly retain (or one of them if the others fail to jointly retain after a written notice) PriceWaterhouseCoopers LLP (or such other independent accounting firm as the parties shall mutually designate) as the Resolving Accounting Firm to resolve any remaining disputes concerning the proposed computation. The parties hereto, and their respective Representatives, shall cooperate fully with the Resolving Accounting Firm. The parties hereto shall give, and shall cause their respective Representatives to give, the Resolving Accounting Firm and its Representatives such reasonable assistance and access to the Assets and books and records of the Company, and any applicable work papers, schedules and other documents as the Resolving Accounting Firm shall reasonably request. The Resolving Accounting Firm shall be directed to resolve all disputes within thirty (30) days after being retained by the parties hereto, and a resolution of the Resolving Accounting Firm shall be final and binding on the parties hereto. Fees and expenses of the Resolving Accounting Firm shall be borne equally by Purchaser, on the one hand, and pro rata by the Sellers on the other hand, and shall be payable upon completion of the Resolving Accounting Firm's work. Any amounts which shall be paid pursuant to Section 1.2(b) shall be paid together with interest earned thereon while such amounts were held in escrow.

         SECTION 1.3: CLOSING. The closing (the "Closing") of the Acquisition and the other Contemplated Transactions shall take place at the offices of Leland, Parachini, Steinberg, Matzger & Melnick, LLP, 333 Market Street, 27th Floor, San Francisco, CA 94105, at 10:00 a.m., local time, within three (3) days after all conditions precedent to Closing hereunder shall have been satisfied, or waived, or, at such other time and place as the parties hereto shall mutually agree. The date of the Closing is hereinafter called the "Closing Date" except that if the ESOP Closing occurs on a date other than the Closing, then such date shall be hereinafter called the "ESOP Closing Date." Unless otherwise indicated, the Closing and the ESOP Closing shall be collectively referred to as the Closing. The parties hereto hereby agree to deliver at the Closing such documents, certificates of officers and such other instruments as are specified in Article V hereof and as reasonably may be required to effect the transfer by Sellers of the Purchased Shares pursuant to and as contemplated by this Agreement and to consummate the Contemplated Transactions. All events which shall occur at the Closing shall be deemed to occur simultaneously.

         SECTION 1.4: TAX-FREE REORGANIZATION. Sellers and Purchaser adopt this Agreement as a plan of reorganization under Internal Revenue Code Section 368(a)(1)(B).

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE SELLERS

         The Sellers, jointly and severally, represent and warrant to Purchaser as of the date of this Agreement and as of the Closing Date (as if each such representation and warranty was remade on the Closing Date), that:

         SECTION 2.1: CORPORATE EXISTENCE AND POWER: STATUS AND TITLE OF PURCHASED SHARES.

         The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of the Company's incorporation as indicated in Schedule 2.1 and has all requisite powers and all material Permits required to own, lease and operate its properties and to conduct the Business as currently conducted. Except as set forth on Schedule 2.1, the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by the Company or the nature of its activities makes such qualification necessary or where the failure to so qualify would have a material adverse effect on the Business, Assets, financial condition, prospects or the results of operations of the Company, which jurisdictions are listed in Schedule 2.1.

         Except as set forth in Schedule 2.1, the Company does not have any Subsidiaries and does not directly or indirectly own any interest or investment in any other person.

         As of the date of this Agreement, the only authorized, issued and outstanding capital stock of the Company are the shares of capital stock included in the Purchased Shares and as set forth on Schedule A-1 hereto. The Purchased Shares have been validly issued and are fully paid and non-assessable. Each Seller owns and holds good and marketable title to the Purchased Shares as set forth opposite such Sellers name on Schedule A-1, free and clear of any Lien of any kind. Except as set forth on Schedule A-1, there are no outstanding options, warrants, commitments, agreements or any other rights of any character entitling any person other than Purchaser to acquire any of the capital stock or other interest in the Company.

         SECTION 2.2: AUTHORITY RELATIVE TO THIS AGREEMENT. Each Seller has full power, capacity and authority to execute and deliver this Agreement, to execute and deliver each other Transaction Document to which he is a party and to consummate the Contemplated Transactions. No other proceedings on the part of Sellers (or any other person) are necessary to authorize the execution and delivery by Sellers of this Agreement or the other Transaction Documents to which he is a party or the consummation of the Contemplated Transactions. This Agreement and the other Transaction Documents to which Sellers are a party have been duly and validly executed and delivered by each Seller and (assuming the valid execution and delivery thereof by the other parties thereto) constitute the legal, valid and binding agreements of Sellers, enforceable against each Seller in accordance with their respective terms, except as such obligations and their enforceability may be limited by applicable bankruptcy and other similar Laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought (whether at law or in equity).

         SECTION 2.3: NO  CONFLICTS;  CONSENTS.  Except as set forth in SCHEDULE
2.3 (the "COMPANY'S REQUIRED CONSENTS"), neither the execution, delivery and performance by any Seller of this Agreement or any of the Transaction Documents to which he is a party, nor the consummation of the Contemplated Transactions
(1) violates any provision of the Articles of Incorporation or By-laws (or comparable instruments) of the Company; (ii) requires the Company or any Seller to obtain any consent, approval, Permit or action of or waiver from, or make any filing with, or give any notice to, any Governmental Body or any other person;
(iii) violates, conflicts with or results in a breach or default under (after the giving of notice or the passage of time or both), or permits the termination of, any Contract, right, other obligation or restriction relating to or which affects the Purchased Shares, Sellers or the Company to which the Company or any Seller is a party or by which any of them or their Assets may be bound or subject, or results in the creation of any Lien upon the Purchased Shares or upon any of the Assets of the Company pursuant to the terms of any such Contract or otherwise; (iv) violates any Law or Order of any Governmental Body against, or binding upon, the Company, any Seller or the Purchased Shares or upon their respective Assets or the Business; or (v) violates or results in the revocation or suspension of any Permit.

         SECTION 2.4:  CHARTER DOCUMENTS AND CORPORATE RECORDS.

         The Sellers have caused the Company to deliver to Purchaser true and complete copies of the Articles of Incorporation and By-laws (or comparable instruments) of the Company, as in effect on the date hereof. The stock and transfer books (or comparable documents) of the Company have been made available to Purchaser for its inspection and are true and complete. The Sellers have caused the Company to deliver to Purchaser true and complete copies of the minutes of meetings (or written consents in lieu of meetings) of the board of directors (and all committees thereof) and shareholders of the Company. To Sellers' knowledge after reasonable inquiry, all actions taken by the board of directors (and all committees thereof) and shareholders of the Company are reflected in such minutes, written consents and other documentation.

         All financial, business and accounting books, ledgers, accounts and official and other records relating to the Company and the Business have been properly and accurately kept and completed in all material respects, and, to the knowledge of Sellers, there are no material inaccuracies or discrepancies contained or reflected therein.

         SECTION 2.5: FINANCIAL INFORMATION. The Company has previously furnished to Purchaser true and complete copies of (i) the Company's audited financial statements at and for the years ended December 31, 1998, 1997 and 1996 (together, the "Annual Statements"), and (ii) all management letters, audit letters and attorney audit response letters issued in connection with the Company's financial statements for each of the three years ended December 31, 1998. The Company's Annual Statements have been prepared in accordance with GAAP as set forth in the notes thereto and were audited by the Company's accountants.

Each of the Annual Statements presents fairly the financial position of the Company as of its date, and the Company's earnings and cash flow for the periods then ended and have been prepared in accordance with GAAP as set forth in the notes thereto. Each balance sheet contained in the Annual Statements fully sets forth all Assets and Liabilities of the Company existing as of its date which, under GAAP, should be set forth therein, and each statement of earnings contained therein sets forth the items of income and expense of the Company which should appear therein under GAAP.

         SECTION 2.6: LIABILITIES. To the knowledge of Sellers, except as and to the extent reflected in the audited balance sheet of the Company at December 31, 1998 (the "Latest Balance Sheet Date") referred to in Section 2.5, the Company does not have, as of the Latest Balance Sheet Date, any Liabilities or obligations (other than obligations of continued performance under Contracts and other commitments and arrangements entered into in the ordinary course of the Business); and except as described in Schedule 2.6A hereto, the Company has not incurred any Liabilities since the Latest Balance Sheet Date, except (i) current Liabilities for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of the Business and consistent with past practice, and (ii) Liabilities in respect of borrowings under the Company Debt. Schedule 2.6B contains a true and correct list of all Company Debt with respect to the Company as of the date hereof.

         SECTION 2.7: COMPANY RECEIVABLES. To the knowledge of Sellers, except to the extent of the amount of the reserve for doubtful accounts reflected in the Latest Balance Sheet or as set forth in Schedule 2.7, all the Receivables of the Company reflected therein and all Receivables that have arisen since the Latest Balance Sheet Date (except Receivables that have been collected since such date) are valid and enforceable claims, and constitute bona fide Receivables resulting from the sale of goods and services in the ordinary course of the Business. The Receivables are subject to no valid defense, offsets, returns, allowances or credits of any kind, and are fully collectible within 90 days from their due date, except to the extent of the amount of the reserve for doubtful accounts reflected in the Latest Balance Sheet. Except for Receivables, the Company has not made any loan or advance to any person.

         SECTION 2.8: ABSENCE OF CERTAIN CHANGES. Since the Latest Balance Sheet Date, except as set forth in this Agreement or disclosed in Schedule 2.8. the Company has conducted the Business in the ordinary course consistent with past practices and, to the knowledge of Sellers, there has not been:

         Any material adverse change in the Business, or the Assets, financial condition, prospects or the results of operations of the Company (collectively, the "Condition of the Business") or any event, occurrence or circumstance that could reasonably be expected to cause such a material adverse change;

         Any transaction or Contract with respect to the purchase, acquisition, lease, disposition or transfer of any Assets or to any capital expenditure (in each case, other than in the ordinary course of the Business in accordance with past practice) or creation of any Lien on any Asset;

         Except as set forth on Schedule 2.8(c), any declaration, setting aside or payment of any dividend or other distribution with respect to any interest in the Company;

         Any damage, destruction or other casualty loss (whether or not covered by insurance), condemnation or other taking affecting the Assets of the Company;

         Any change in any method of accounting or accounting practice by the Company;

         Except as set forth on SCHEDULE 2.8(F), other than in the ordinary course of the Business with respect to employees of the Company whose base salary is less than $50,000.00, any increase in the compensation payable or to become payable to any officer, shareholder, director, consultant, agent, sales representative or full-time employee of the Company, or any alteration in the benefits payable to any thereof;

         Any material adverse change in the relationships of the Company with their customers or clients;

         Except for any changes made in the ordinary course of the Business, any material change in the Company's business policies, including advertising, marketing, pricing, purchasing, personnel, returns or budget policies;

         Except in the ordinary course of the Business, consistent with past practice, any payment, directly or indirectly, of any Liability before it became due in accordance with its terms; or

         Any material modification, termination, amendment or other alteration or change in the terms or provisions of any Contract.

         SECTION 2.9:  PROPERTIES; TITLE.

         A Complete list and general description of all real property owned by the Company is set forth in SCHEDULE 2.9A and a complete list of all real property leased by the Company is set forth in SCHEDULE 2.9B (Collectively, the "Real Property"). With respect to owned Real Property, the Company has good, marketable and insurable fee simple title to such property, free and clear of all Liens and other title defects of any nature whatsoever, except real estate Taxes (general and specific) not yet due and payable, restrictions imposed by zoning ordinances, Liens with respect to Company Debt, or as disclosed in
SCHEDULE 2.9A. SCHEDULE 2.9A also sets forth with respect to such owned Real Property a list of all title insurance policies, deeds, appraisal reports, surveys and environmental reports held or controlled by the Company, true and complete copies of which have been provided to Purchaser.

         With respect to the leased Real Property, SCHEDULE 2.9B also sets forth the commencement date of any such lease and any amendments thereto, the term thereof, including any renewal options, options to purchase, rights of first refusal, and the aggregate monthly rental payable thereunder. The Company enjoys peaceful and undisturbed possession under all such leases, all of such leases are valid and neither the Company nor the Sellers are in default, except as disclosed in SCHEDULE 2.9B.

         All structures and buildings occupied by the Business (whether leased or owned) are in such operating condition (subject to normal wear and tear) with no structural or other defects that could interfere with the operation of the Business, and are suitable for the purposes for which they are currently used. The Business is not in violation of any building, zoning, anti-pollution, health, occupational safety or other Law or any Order or Permit in respect of such Real Property, structures and buildings. Except as disclosed in SCHEDULE 2.9C, no person, other than the Company, has any right to occupy or possess any of the Real Property or any such structures or buildings.

         Except as disclosed in SCHEDULE 2.9D, the Company has good, valid, marketable, legal and beneficial title to (or valid leasehold interest in) all of its Assets and is the lawful owner of its Assets, free and clear of all Liens. The equipment and other tangible personal property constituting part of the Company's Assets (whether owned or leased) have been well-maintained in accordance with customary industry standards, are in good condition and repair (subject to normal wear and tear) and are adequate in quantity and quality for the operation of the Business as presently conducted. There are no outstanding options, warrants, commitments, agreements or any other rights of any character, entitling any person other than Purchaser to acquire any interest in all, or any part of, the Assets. SCHEDULE 2.9D contains a list and description of all (i) equipment, and (ii) other tangible personal property of the Company with a book value (before depreciation) of $10,000.00 or more.

         SECTION 2.10: CONTRACTS. To the knowledge of Sellers, Schedule 2.10 lists all Contracts, arrangements and agreements, written or oral, of the following types to which the Company is a party or by which the Company, the Business or any of the Assets is bound as of the date hereof:

         mortgages, indentures, guarantees, security agreements, installment obligations and other agreements and instruments relating to the borrowing of money or extension of credit;

         employment, consulting and agency agreements and collective bargaining agreements;

         sales  agency,   manufacturer's   representative   or   distributorship
agreements;

         agreements, orders or commitments for the purchase by the Company of raw materials, supplies or finished products exceeding $10,000;

         agreements, orders or commitments for the sale by the Company of services of the Business or Assets exceeding $10,000, including each Contract relating to a Major Customer (as defined in Section 2.20 below);

         licenses or patents, trademarks, copyrights and other intangible property rights;

         all capitalized leases and each lease of real or personal property in excess of $10,000;

         joint venture agreements, shareholders' agreements and any agreement between the Company and any Affiliate of the Company;

         agreements limiting the freedom of the Company or its officers and employees to compete in any line of business similar to the Business; and

         other agreements, contracts and commitments material to the Business, or which in any case involve payments or receipts of more than $10,000 or which may not be canceled on no more than 30 days' notice without penalty or premium.

         All such Contracts are valid, in full force and effect and binding upon the Company, as the case may be, and the other parties thereto in accordance with their terms. The Company is not in default (or alleged default) under any such Contract, nor is any other party thereto in default thereunder, nor does any condition exist that with notice or the lapse of time or both would constitute a default (or give rise to a, termination right) thereunder. None of the other parties to any such Contract intends to terminate or alter the provisions thereof by reason of the Contemplated Transactions or otherwise. Since the Latest Balance Sheet Date, except as set forth in SCHEDULE 2.10, neither the Company nor any Seller has waived any right under any such Contract, amended or extended any such Contract or failed to renew (or received notice of termination or failure to renew with respect to) any such Contract. Except as set forth on SCHEDULE 2.3, no consent of any party to the Contracts is required for the execution, delivery or performance of this Agreement or the consummation of the Contemplated Transactions. Neither the Company nor any Seller has received written or oral notice of cancellation or termination of any oral Contract. The Sellers have heretofore delivered to Purchaser true, correct and complete copies of all of the written Contracts and summaries of the material provisions of all oral Contracts,

         SECTION  2.11:  INTANGIBLE  PROPERTY.  To  the  knowledge  of  Sellers,
Schedule 2.11 sets forth a true, correct and complete list of all trademarks, registered copyrights, service marks or trade names (and all applications for any of the foregoing), Permits, grants and licenses and all other intangible assets, properties and rights running to or from, or used by, the Company in the conduct of the Business, and there are no other trademarks, copyrights, service marks, trade names or other intangible assets, properties or rights that are material to the Business (the "INTELLECTUAL PROPERTY RIGHTS"). Except as disclosed in SCHEDULE 2.11:

         The Company owns all right, title and interest, or possesses adequate rights, in and to the Intellectual Property Rights necessary to conduct the Business and there are no agreements, arrangements, or, to the Sellers' knowledge, Claims or any other rights of any character entitling any person other than Purchaser to any interest in the Intellectual Property Rights;

         The Intellectual Property Rights do not infringe on or conflict with the rights or intellectual property of third parties, and neither the Sellers nor the Company has received any notice contesting it's right to use any such Intellectual Property Rights;

         The Intellectual Property Rights have not been and are not the subject of any pending or, to the Sellers' knowledge threatened litigation or Claim of infringement;

         No license or royalty agreement to which the Company is a party is in breach or default by any party thereto or the subject of any notice of termination given or, to the Sellers' knowledge, threatened;

         The Company has not granted any license or agreed to pay or receive any royalty in respect of any Intellectual Property Rights; and

         The Contemplated Transactions will not adversely affect the right, title and interest of the Company in and to the Intellectual Property Rights.

         SECTION 2.12: CLAIMS AND PROCEEDINGS. Except as set forth in SCHEDULE 2.12, there are no outstanding Orders of any Governmental Body against or involving the Company, the Assets or the Business. Except as set forth in
SCHEDULE 2.12, there are no actions, suits, claims or counterclaims or legal, administrative or arbitration proceedings or investigations (collectively, "Claims") (whether or not the defense thereof or Liabilities in respect thereof are covered by insurance), pending or, to the Sellers' knowledge, threatened on the date hereof, against or involving the Company, the Purchased Shares, the Assets or the Business. SCHEDULE 2.12 also indicates those Claims the defense thereof or Liabilities in respect thereof are covered by insurance subject to deductibles. Except as set forth in SCHEDULE 2.12, on the date hereof there are no Claims pending or, to the Sellers' knowledge, threatened, other than Claims that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Condition of the Business. There exists on the date hereof, and there will exist as of the Closing, no fact, event or circumstance known to the Sellers that would give rise to any Claim that is pending or threatened on the date hereof or on the Closing Date, could reasonably be expected to have a material adverse effect on the Condition of the Business. All notices required to have been given to any insurance company listed as insuring against any Claim set forth in SCHEDULE 2.12 have been timely and duly given and, except as set forth in SCHEDULE 2.12, no insurance company has asserted that such Claim is not covered by the applicable policy relating to such Claim. There are no Claims pending or, to the Sellers' knowledge, threatened that would give rise to any right of indemnification on the part of any director or officer of the Company or the heirs, executors or administrators of such director or officer, against the Company.

         SECTION 2.13:  TAXES.

         Except as set forth in SCHEDULE 2.13:

         the Company and each Subsidiary, if any, has timely filed or timely requested extensions to file those tax returns which are currently due or, if not yet due, will timely file or timely request extensions to file all Tax Returns required to be filed by it for all taxable periods ending on or before the Closing Date and all such Tax Returns are, or will be when filed, true, correct and complete. Copies of all such Tax Returns for periods ending on or after December 31, 1985 have been given to the Purchaser;

         the Company and each Subsidiary, if any, has paid, to the appropriate Tax Authority, or, if payment is not yet due, will pay, to the appropriate Tax Authority, or has established, in accordance with GAAP and consistent with past practice, accruals that are reflected on the Company's Interim Financial Statements for the payment of all Taxes imposed on a Company or any Subsidiary or for which a Company or any Subsidiary is or could be liable, whether to taxing authorities or to other persons (pursuant to a tax sharing agreement or otherwise) for all taxable periods beginning on or Closing Date;

         no extension of time has been requested or granted for either the Company or any Subsidiary to file any Tax Return that has not yet been filed or to pay any Tax that has not yet been Paid;

         neither the Company or any Subsidiary has received notice of a determination by a Tax Authority that Taxes are owed by the Company or such Subsidiary, (Such determination to be referred to as a "Tax Deficiency") and, to the Sellers' knowledge, no Tax Deficiency is proposed or threatened;

         all Tax Deficiencies have been paid or finally settled and all amounts determined by settlement to be owed have been paid;

         there are no Tax liens on or pending against the Company or any Subsidiary or any of its properties that arose in connection with any failure to pay any Tax;

         there are no presently outstanding waivers or extensions or requests for waiver or extension of the time within which a Tax Deficiency may be asserted or assessed;

         no issue has been raised in any examination, investigation, audit, suit, action, claim or proceeding relating to Taxes (a "Tax Audit") which, by application of similar principles to any past, present or future period, would result in a Tax Deficiency for such period and no claim has ever been made by a Tax Authority in a Jurisdiction where the Company or any Subsidiary does not file Tax Returns that it is or may be subject to taxation by that Jurisdiction;

         there are no pending or, to the Sellers' knowledge, threatened, Tax Audits of the Company or any Subsidiary;

         all Tax Returns filed with respect to taxable years of the Company through the taxable year ended December 31, 1998 have either been examined and such examinations have closed or are Tax Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired;

         there are no requests for rulings in respect of any Tax pending between the Company or any Subsidiary and any Tax authority;

         the Company and each Subsidiary has complied with all applicable laws, rules and regulations relating to the withholding and payment of Taxes and has timely withheld and paid to the proper governmental authorities all amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor or shareholder;

         the Company and each Subsidiary has not made any payments, is not obligated to make any payments nor is a party to any agreement that under certain circumstance could obligate it to make any payments that will not be deductible under Code Section 280G or Code Section 162(m);

         the Company and each Subsidiary has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code;

         after the date hereof, no election with respect to Taxes will be made without the written consent of Purchaser other than those elections which would have no material adverse effect and which are consistent with past practices of the Company;

         one of the Assets of the Company or any Subsidiary is property that it is required to treat as being owned by any other person pursuant to the "safe harbor lease" provisions of former Section 168(0)(8) of the Code;

         one of the Assets of the Company or any Subsidiary directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code;

         one of the Assets of the Company or any Subsidiary is "tax-exempt use property" within the meaning of Section 168(h) of the Code;

         the Company, and each Subsidiary, has not agreed to make, nor to the Sellers' knowledge is required to make, any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise;

         the Company,  and each Subsidiary has not participated in, and will not
participate   between  the  date  hereof   through  the  Closing   Date  in,  an
international boycott within the meaning of Section 999 of the Code;

         the Company and each Subsidiary has not been a United States real property holding corporation as defined in Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code;

         the Company and each Subsidiary does not have, and has not had, a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country;

         the Company and each Subsidiary is not a party to any Tax allocation or Tax sharing agreement;

         the Company and each Subsidiary is not a person other than a United States person within the meaning of the Code; and

         the Contemplated Transactions herein are not subject to tax withholding provisions of the Code.

         The Company's basis, deferred intercompany gains and excess loss account, if any, in each Subsidiary is set forth in SCHEDULE 2.13. The earnings and profits (and any adjustment required by Section 1503(e) of the Code) for each Subsidiary are set forth in Schedule 2.1

         To the Sellers' knowledge, no previous ownership change, as defined under Section 382 of the Code has occurred, direct or indirectly, with respect to the Company or any Subsidiary.

         Except as set forth in SCHEDULE 2.13, neither the Company nor any Subsidiary has been at any time a member of any combined, consolidated or affiliated group of corporations, any partnership or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax has not expired.

         Except as set forth in  SCHEDULE  2.13,  neither  the  Company  nor any
Subsidiary:

         has or is projected to have any amount includible in its income for the current taxable year under Section 951 of the Code,

         has been a passive foreign investment company within the meaning of the
Section 1296 of the Code, or

         has an unrecaptured overall foreign loss within the meaning of Section 904(0) of the Code.

         Neither the Company nor any Subsidiary has any (i) income reportable for a period ending after the Closing Date but attributable to a transaction (e.g., installment sale) or a change in accounting method occurring in or made for a period ending on or prior to the Closing Date which resulted in a deferred reporting on income from such transaction or from such change in accounting method (other than a deferred intercompany transaction), or (ii) a deferred gain or loss arising out of any deferred intercompany transaction.

         The Sellers shall be responsible for the good faith timely preparation of all federal corporate income Tax Returns and state corporate income Tax Returns for the Company (the "Corporation Returns"), including extensions, for taxable periods ending on or prior to the date hereof. Purchaser shall timely file all Corporation Returns timely delivered to it by the Sellers and shall furnish the Sellers with evidence regarding the filing of such Corporation Returns; PROVIDED, that Purchaser shall have the right to review and approve such Corporation Returns, which approval shall not be unreasonably withheld;

PROVIDED, FURTHER, that Purchaser shall retain the right to timely file all tax returns relating to the Company if the Sellers shall have not timely prepared the Corporation Returns, if any disputes relating to the Corporation Returns shall not have been resolved or if for any other reason the Corporation Returns require filing under applicable Law.

         SCHEDULE 2.13 contains (i) a schedule of the filing dates of all Tax Returns required to be filed by the Company, (ii) a description of all past Tax Audits involving the Company, (iii) a list of all elections made by the Company relating to Taxes, including, but not limited to, whether the Company has made an election pursuant to Section 754 of the Code, and (iv) a list of the states, territories and jurisdictions (whether foreign or domestic) to which any Tax is properly payable by the Company. Except as set forth in Schedule 2.13, the Company has retained all supporting and backup papers, receipts, spreadsheets and other information necessary for (i) the preparation of all Tax Returns that have not yet been filed, and (ii) the defense of all Tax Audits involving taxable periods either ending on or during the 6 years prior to the, Closing Date or from which there are unutilized net operating loss, capital loss or investment tax credit carryovers.

         The Company has collected and remitted to the appropriate Tax Authority all sales and use or similar Taxes required to have been collected, including any interest and any penalty, addition to tax or a additional amount unpaid, and has been furnished properly completed exemption certificates for all exempt transactions. The Company has collected and/or remitted to the appropriate Tax Authority all withholding, payroll, employment, property, customs duty, fee, assessment or charge of any kind whatsoever (Including but not limited to Taxes assessed to real property and water and sewer rents relating thereto), including any interest and any penalty, addition to tax or additional amount unpaid.

         The parties agree that the Purchase Price and the liabilities of the Company (plus other relevant items) will be allocated to the assets of the Company, respectively for all purposes (including Tax and financial accounting purposes) based on their relative fair market values, as reflected in SCHEDULE 2.13(J) hereof. The Purchaser, the Company and the Sellers will file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation.

         SECTION 2.14:  EMPLOYEE BENEFIT PLANS.

         Set forth in Schedule 2.14 is a list of each employee benefit plan (within the meaning of Section 3(3) of ERISA), written or oral employment or consulting agreement, severance pay plan or agreement, the policies and procedures of the Company, employee relations policy (or practice, agreement or arrangement), agreements with respect to leased or temporary employees, vacation plan or arrangement, sick pay plan, stock purchase plan, stock option plan, fringe benefit plan, incentive plan, bonus plan, cafeteria or flexible spending account plan and any deferred compensation agreement (or plan, program, or arrangement) covering any present or former employee of the Company and which is, or at any time during the six year period preceding the Closing Date was, sponsored or maintained by (or to which contributions are, were, or at any time during the six year period preceding the Closing Date were required to have been, made by) either (i) the Company, or (ii) any other organization which is a member of a controlled group of organizations (within the meaning of Code Sections 414(b), (c), (m) or (o) of which the Company is a member (the "CONTROLLED Group"). Each and every such plan, program, policy, practice, arrangement and agreement included on the list set forth In SCHEDULE 2.14 is hereinafter referred to as an "EMPLOYEE BENEFIT PLAN."

         With respect to each Employee Benefit Plan, there has been made available to Purchaser (i) current, accurate and complete copies of each such Employee Benefit Plan (including all trust agreements, insurance or annuity contracts, descriptions, general notices to employees or beneficiaries and any other material documents or instruments relating thereto); (ii) where applicable, the most recent audited financial statement with respect to each such Employee Benefit Plan; (iii) copies of the most recent determination letters with respect to any such Employee Benefit Plan which is an employee pension benefit plan (as such term is defined in Section 3(2) of ERISA) intended to qualify under the Code; (iv) where applicable, copies of the most recent actuarial reports; and (v) where applicable, copies of the three most recent annual reports (Forms 5500).

         With respect to each Employee Benefit Plan:

         each such Employee Benefit Plan which is an employee pension benefit plan (as such term is defined in ERISA Section 3(2)) intended to qualify under the Code so qualifies and has received a favorable determination letter as to its qualification under the Code, and, to the Sellers' knowledge, no event has occurred that will or could be expected to give rise to disqualification or loss of tax-exempt status of any such plan or related trust;

         the Company and each member of the Controlled Group has complied in all material respects with all provisions of ERISA, the Code and other applicable Law, and no act or omission by the Company or each member of the Controlled Group has occurred that will or could be expected to give rise to a material liability for a breach of fiduciary responsibilities under ERISA or to any material fines or penalties under ERISA Section 502(l);

         no Employee Benefit Plan provides for any post-retirement life, medical, dental or other welfare benefits (whether or not insured) for any current or former employee except as required under Code Section 4980B, Part 6 of Title I of ERISA or applicable state or local Law;

         all contributions insurance and annuity premiums and salary deferrals elected by an employee required to have been made by the Company or any member of the Controlled Group under law or under the terms of any contract, agreement or Employee Benefit Plan for all complete and partial periods up to and including the date hereof have been made or will be made;

         the Contemplated Transactions will not be the direct or indirect cause of any amount paid or payable from such Employee Benefit Plan being classified as an excess parachute payment under Code Section 280G;

         to the Sellers' knowledge, there are no matters pending before the IRS,
the  United  States   Department  of  Labor  or  the  Pension  Benefit  Guaranty
Corporation ("PBGC");

         to the Sellers' knowledge, there have been no claims or notice of claims filed under any fiduciary liability insurance policy covering any Employee Benefit Plan;

         to the Sellers' knowledge, each and every such Employee Benefit Plan which is a group health plan (as such term is defined under Section 5000(b)(1) of the Code or Section 607(1) of ERISA) complies, and in each and every case has complied in all material respect, with the applicable requirements of Code
Section 4980B, Part 6 of Title I of ERISA, the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, and all other federal, state or local Laws or ordinances requiring the provision or continuance of health or medical benefits; and

         neither the Company nor any member of the Controlled Group maintains, sponsors or has contributed to (or has at any time maintained, sponsored or contributed to, or been obligated to maintain, sponsor or contribute to): (1) any voluntary employees' beneficiary association within the meaning of Section 501(c) (9) of the Code; (2) any welfare benefit fund within the meaning of
Section 419 of the Code; (3) any plan or arrangement which is subject to (A) the minimum funding requirements of Code Section 412, (B) Subtitle B Part 3 of Title I of ERISA, or (C) Title Iv of ERISA; or (4) any multi-employer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) other than those set forth in
Schedule 2.14.

         With respect to any Employee Benefit Plan:

         there are no actions, suits or claims (other than routine claims for benefits in the ordinary course) Pending or, to the Sellers' knowledge, threatened, and the Sellers do not have any knowledge of any facts which could give rise to any such actions, suits or claim's (other than routine claims for benefits in the ordinary course), which could subject any member of the Controlled Group to any material liability;

         neither the Company, any member of the Controlled Group or, to the Sellers' knowledge, any other person has engaged in a prohibited transaction, as such term is defined in Code Section 4975 or ERISA Section 406, which would subject any member of the Controlled Group to any material taxes, penalties or other liabilities resulting from prohibited transactions under Code Section 4975 or under ERISA Sections 409 or 502(i);

         no event has occurred and no condition exists that could subject any member of the Controlled Group to any material tax or penalty under Code Sections 511, 4971, 4972, 4976, 4977, 4978, 4979, 4979A, 4980B or 5000, or to a
material fine under ERISA Section 502(c);

         neither the Company nor any member of the Controlled Group is subject to (1) any liability, lien or other encumbrance under any agreement imposing secondary liability on either the Company or on any member of the Controlled Group as a seller of the assets of a business in accordance with Section 4204 of ERISA or under any other provision of Title IV of ERISA or Code Section 412, (2) contingent liability under Title IV of ERISA to the PBGC or to any plan, participant or other person, or (3) a lien or other encumbrance under Section 4068 of ERISA; and the Company is not subject to any liability pursuant to Section 4069 of ERISA.

         (e) (i) neither the company nor any member of the Controlled Group is subject to any legal, contractual, equitable or either obligation to (1) establish as of any date any employee benefit plan of any nature, including) without limitation, any pension, profit sharing, welfare, post-retirement welfare, stock option, stock or cash award, non-qualified deferred compensation or executive compensation plan, policy or practice, or (2) continue any employee benefit plan of any nature, including, without limitation, any Employee Benefit Plan or any other pension, profit sharing, welfare or post-retirement welfare plan, or any stock option, stock or cash award, non-qualified deferred compensation or executive compensation plan, policy or practice (or to continue their anticipation in any such benefit plan, policy or practice) on or after the date hereof;

         the Company and each member of the Controlled Group may, in any manner, and without the consent of any employee, beneficiary or other person, terminate, modify or amend any such Employee Benefit Plan or any other plan, program or practice (or its participation in such Employee Benefit Plan or any other plan, program or practice) effective as of any date on or after the date hereof; and

         to the Sellers' knowledge, no representations or communications (directly or indirectly, orally, in writing or otherwise) with respect to participation, eligibility for benefits, vesting, benefit accrual coverage or other material terms of any Employee Benefit Plan have been made to any employee, beneficiary or other person other than those which are in accordance with the terms and provisions of each such Plan as in effect immediately prior to the date hereof and the Closing Date.

         SECTION 2.15:  EMPLOYEE-RELATED MATTERS.

         Schedule 2.15 contains a true and correct list of all directors, full-time employees (listed by job classification), and consultants of the Company as of the date set forth herein, [which persons shall be terminated on or before the Closing] using any agreement relating thereto, and a description of the rate and nature of all compensation payable by the Company to each such person. Schedule 2.15 also contains a description of all existing severance, accrued vacation obligations or retiree benefits of any current former director, officer, employee or consultant (to the extent not included in Schedule 2.14) of the Company. Except as set forth on such Schedule 2.15, the employment or consulting arrangement of all such persons is terminable at will.

         Except as set forth in Schedule 2.15, (i) the Company is not a party to any Contract with any labor organization or other representative of its employees; (ii) there is no unfair labor practice charge or complaint pending or, to the Sellers' knowledge, threatened against the Company; (iii) the Company has not experienced any labor strike, slowdown, work stoppage or similar labor controversy within the past 3 years; (iv) no representation question has been raised respecting the Company employees working within the past 3 years, nor, to the Sellers' knowledge, are there any campaigns being conducted to solicit authorization from the Company's employees to be represented by any labor organization; (v) no Claim before any Governmental Body brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of the Company's employees, is pending or, to the Sellers' knowledge, threatened against the Company; (vi) the Company is not a party to, or otherwise bound by, any Order relating to its employees or employment practices; and (vii) except with respect to ongoing disputes of a routine nature involving immaterial amounts, the Company has paid in full to all of their employees all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees.

         SECTION 2.16: INSURANCE. SCHEDULE 2.16 sets forth a list of all insurance policies, fidelity and surety bonds and fiduciary liability policies (the "INSURANCE POLICIES") covering the Assets, the Business, operations, employee, officers and directors of the Company and true and complete copies of all such Insurance Policies have been delivered to Purchaser. Schedule 2.16 also sets forth (a) with respect to each Insurance Policy, the applicable deductible amounts and any limitations to coverage, (b) any letter of credit relating to such Insurance Policies and all inspections and reports delivered to the Company by any insurer with respect to such Insurance Policies, copies of which have been delivered to Purchaser, and (c) a true and complete list of Claims made in respect of Insurance Policies during the 5 years prior to the date hereof. There is no Claim by the Company pending under any of such Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters Insurance Policies or requirement by any insurer to perform work which has not been satisfied, other than standard reservation of rights made at the time of undertaking the defense of certain claims. All premiums due under all Insurance Policies have been paid and the Company is otherwise in material compliance with the terms and conditions of all such Insurance Policies. All Insurance Policies are in full force and effect. The Sellers do not know of any threatened termination of, premium increase with respect to, or uncompleted requirements under, any Insurance Policy. No premiums are or will be payable by Purchaser under Insurance, Policies after the Closing in respect of insurance provided for periods Prior to the Closing Date, except as accrued on the Interim Financial Statements.

         SECTION  2.17:  COMPLIANCE  WITH LAWS.  Except as set forth on Schedule
2.17. the Company is not in violation of any order, judgment, injunction, award, citation, decree, consent decree or writ (collectively, "Orders"), or any law, statute, code, ordinance, rule regulation or other requirement (collectively, "Laws"), of any government or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision, or any court or arbitrator (collectively,
"Governmental Bodies") affecting its Assets, the Purchased Shares or the Business.

         SECTION 2.18: PERMITS. The Company has obtained all licenses, permits, certificates, certificates of occupancy, orders, authorizations and approvals (collectively, "Permits") and all Environmental Permits of, and has made all required registrations and filings with, any Governmental Body that are required for the conduct of its Business. All Permits and Environmental Permits that are required for the conduct of the Business by the Company are listed in SCHEDULE
2.18 and are in full force and effect; no violations are or have been recorded in respect of any Permit and no proceeding is pending or, to the Sellers' knowledge, threatened to revoke or limit any Permit and no Permit will terminate by reason of the Contemplated Transactions.

         SECTION 2.19:  ENVIRONMENTAL MATTERS.

         (a)      Except as set forth in SCHEDULE 2.19:

         The Company is in full compliance with all Environmental Laws;

         There have been no reportable Releases of Hazardous Substances by the Company or violations of Environmental Laws alleged by regulatory authorities or any third-party against the Company;

         The  Company  holds  all  Environmental  Permits,   licenses  or  other
authorizations necessary for lawful operation of the Business and all are in full force and are disclosed in Schedule 2.19;

         Neither the Company nor any Seller has received oral or written notice of a violation or of a claim of potential or actual liability by any regulatory authority or third-party against the Company under Environmental Laws, nor are any such potential claims known to the Company or any Seller.

         To the Sellers' knowledge, none of the sites or facilities owned, leased or controlled by the Company (both currently or ever in the past) (A) are or have been used by the Company or any other entity to generate, manufacture, process, refine, handle, use or dispose of any Hazardous Substances, or (B) have or have had areas of contamination from Releases of Hazardous Substances that have been remediated or that require remediation under Environmental Laws; and

         To the Sellers' knowledge, no underground storage tanks, polychlorinated biphenyl-containing or asbestos-containing structures or items are in place at any facility owned or leased or controlled by the Company (both currently or ever in the past) and any such previously located tanks, items or structures have been removed (and area of location remediated) in accordance with applicable Environmental Laws.

         (b) SCHEDULE 2.19 also lists with particularity all off-site locations where the Company, directly or indirectly, has stored, discharged, transported, deposited or otherwise used for, Hazardous Substances.

         SECTION 2.20: CUSTOMERS AND CLIENTS. SCHEDULE 2.20 lists, by dollar volume paid for [the year ended December, 1998], the 10 largest customers and clients of the Company (collectively, the "MAJOR CUSTOMERS"). Except as set forth in SCHEDULE 2.20, the relationship of the Company with its Major Customers are reasonable commercial working relationships and (i) all amounts owing from its Major Customers, if not in dispute, have been paid in accordance with their respective terms, (ii) none of its Major Customers within the last twelve months has threatened in writing to cancel, or otherwise terminate, the relationship of such person with the Company, and (iii) none of its Major Customers during the last twelve months has decreased materially or threatened to decrease or limit materially, its relationship with the Company or, to the Sellers' knowledge, intends to decrease or limit materially its purchases from the Company.

         SECTION 2.21:  POTENTIAL CONFLICTS OF INTEREST.  Except as set forth in
SCHEDULE 2.21, no officer, director or Affiliate of the Company, no spouse of any such officer, director or Affiliate, and, to the Sellers' knowledge, no entity controlled by one or more of the foregoing:

         owns, directly or indirectly, any interest in (excepting less than 1% stock holdings for investment purposes, in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any person that carries on business in competition with the Company;

         owns, directly or indirectly, in whole or in part, any material Asset that the Company uses in the conduct of its Business; or

         has any material Claim whatsoever against, or owes any amount to, the Company, except for claims in the ordinary course of the Business such as for accrued vacation pay and accrued benefits under employee benefit plans.

         SECTION 2.22: FINDERS' FEES. Except as set forth in SCHEDULE 2.22, there is no investment banker, broker, finder or other intermediary which has been retained by or authorized to act on behalf of any of Sellers or the Company who might be entitled to any fee or commission from Sellers or the Company upon consummation of the Contemplated Transactions.

         SECTION 2.23: DEPOSITARIES; POWERS OF ATTORNEY, ETC. SCHEDULE 2.23 sets forth (i) the name of each bank or similar entity in which the Company has an account, lock box or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto, and (ii) the name of each person holding a general or special power of attorney from the Company and a description of the terms of.

         SECTION 2.24: YEAR 2000. The Sellers have reviewed the areas within the business and operations of the Company which could be adversely affected by, and have developed or are developing a program to address on a timely basis, (the "Year 2000 Problem") (that is, the risk that computer applications used by the Company may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date on or after December 31, 1999), and have made related appropriate inquiry of material suppliers and vendors. Except as set forth on SCHEDULE 2.24, based on such a review and program, to the Sellers' knowledge the Year 2000 Problem will not have a Material adverse effect on the Condition of the Business.

         SECTION 2.25: DISCLOSURE. Neither this Agreement, the Schedules hereto, nor any audited or unaudited financial statements, documents or certificates furnished or to be furnished to Purchaser or any of its Representative Affiliates by or on behalf of Sellers or the Company pursuant to this Agreement or in connection with the Contemplated Transactions contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. There are no facts known to the Sellers and not disclosed herein or on the Schedule hereto, which might reasonably be expected to directly and materially adversely affect the value of the Purchased Shares or the Condition of the Business. All representation and warranties made by the Sellers will be deemed to have been relied on by Purchaser (notwithstanding any investigation by Purchaser).

         SECTION 2.26: REPRESENTATION STATEMENT. Each Seller shall make the representations contained in the Representation Statement attached hereto as Exhibit H and incorporated herein by reference, by executing and delivering such statement to Purchaser confirming the status of each Seller as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933 or as a sophisticated investor under Section 4(2) of the Securities Act and compliance with such other conditions as are required for the issuance of MKPL common stock to each Seller under available exceptions to federal and state securities laws.


                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to the Sellers, as of the date of this Agreement and as of the Closing Date (as if each such representation and warranty was made on the Closing Date), that:

         SECTION 3.1: AUTHORITY RELATIVE TO THIS AGREEMENT. Purchaser has full power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and to consummate the Contemplated Transactions. The execution, delivery and performance by Purchaser of this Agreement and the other Transaction Documents to which it is a party and the consummation by it of the Contemplated Transactions have been duly and validly authorized and approved by Purchaser's board of directors, and no other corporate proceedings on the part of Purchaser are necessary to authorize the execution and delivery by Purchaser of this Agreement or the other Transaction Documents to which Purchaser is a party or the consummation of the Contemplated Transactions to which Purchaser is a party. This Agreement has been duly and validly executed and delivered by Purchaser and, (assuming the valid execution and delivery of this Agreement by the other parties hereto) constitutes the legal, valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except as such obligations and their enforceability may be limited by applicable bankruptcy and other similar Laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought (whether at law or in equity).

         SECTION 3.2: NO CONFLICTS; CONSENTS. Except as set forth in SCHEDULE 3.2, neither the execution, delivery and performance by Purchaser of this Agreement and each other Transaction Document to which it is a party nor the consummation of the Contemplated Transactions to which Purchaser is a party (i) violates any provision of the Certificate of Incorporation or By-laws of

Purchaser; (ii) requires Purchaser to obtain any consent, approval or action of or waiver from, or make any filing with or give any notice to, any Governmental Body or any other person; (iii) violates, conflicts with or results in the breach or default under (after the giving of notice or the passage of time), or Permits the termination of, any material Contract to which Purchaser is a party or by which it or any of its assets may be bound or subject; or (iv) violates any Law or Order of any Governmental Body against, or binding upon, Purchaser or upon its assets

         SECTION 3.3: CORPORATE EXISTENCE AND POWER. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite powers and all material Permits required to own, lease and operate its properties and to conduct its business as currently conducted. Purchaser is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by Purchaser or the nature of its activities, makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the Condition of the Business or the results of operations of the Purchaser.

         SECTION 3.4: FINDERS' FEES. There is no investment banker broker, finder or other intermediary, which has been retained by or is authorized to act on behalf of Purchaser who might be entitled to any fee or commission from Purchaser upon consummation of the Contemplated Transactions.


                                   ARTICLE IV

                       COVENANTS AND AGREEMENTS PRIOR TO
                           AND SUBSEQUENT TO CLOSING

         SECTION 4.1:  CONDUCT OF BUSINESS OF THE COMPANY.

         From the date hereof through the Closing Date, the Sellers agree to cause the Company: To operate the Business in a reasonable and prudent manner, to conduct its operations according to the ordinary and usual course of the Business consistent with past practice, to preserve intact its present business organization and structure, to keep available the services of its present officers, agents and full-time employees, to use best efforts to preserve and maintain its Assets and the goodwill of the Business and to use best efforts to preserve its relationships with customers, clients, independent contractors, employees and other persons having business dealings with it or material to the operation of the Business;

         To maintain in the ordinary course of the Business, consistent with past practice and in accordance with all Contracts, the Real Property, all its material structures, equipment and other tangible property in their present repair, order and condition, subject to ordinary wear and tear; To maintain the books and records relating to the Business in the usual and ordinary manner and in a manner that fairly and correctly reflects the income, expenses, Assets and

Liabilities of the Company consistent with GAAP, and to record and effect services rendered in the usual and customary manner consistent with past practices;

         To pay all account and trade payables on a current basis;

         Not to incur any Liability (other than Liabilities incurred in the ordinary course of the Business, consistent with past practice, which are not in the aggregate material thereto) or any Company debt;

         Not to undertake (nor permit to be undertaken) any of the actions specified in SECTION 2.8; Not to pay, discharge or satisfy any material Claim or Liability, other than the payment, discharge or satisfaction in the ordinary course, of the Business of Claims or Liabilities incurred in the ordinary course of the Business, consistent with past practice;

         Not to sell, transfer convey, assign or otherwise dispose of any Assets, except in the ordinary course of the Business consistent with past practices, or create, incur or assume any Lien on any Assets;

         Not to waive, release or cancel any material claims against third parties or debts owing to the Company or any material rights which have any value or make any Tax election or settle or compromise any federal, state, local or foreign income Tax liability, or waive or extend the statute of limitations in respect of any such Taxes;

         Except as disclosed on SCHEDULE 4.1(10), not to authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any shares of the Company's capital stock or any other securities, or amend any of the terms of any such securities;

         Not to terminate, modify, amend or otherwise alter or change any of the terms or provisions of any Contract or breach the terms of any Contract or pay any amount not required by Law or by any Contract; or

         Not to increase the compensation payable or to become payable to any officer, shareholder, director, consultant, agent, sales representative or employee of the Company, or any alteration in the benefits payable to any thereof, or pay any bonuses or compensation to any such employee or officer of the Company other than in respect of salaries in effect on the date hereof; or

         Except as disclosed on SCHEDULES 2.8(c) AND 2.8(f) not to declare, set aside, distribute or pay any dividend or other distribution with respect to any interest in the Company or otherwise to the Company's shareholders.

         From the date hereof through the Closing Date, the Sellers agree to use best efforts to cause the affairs of the Company to be conducted in such a manner so that the representations and warranties of the Sellers contained herein shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date.

         From the date hereof through the Closing Date, the Sellers shall cause the Company to consult with Purchaser prior to any renewal, amendment, extension or termination of, waiver of any material night under, or any failure to renew, any Contract and will not take any such action if Purchaser objects thereto in writing.

         From the date hereof through the Closing Date, the Sellers shall cause the Company to continue to carry all Insurance Policies and shall not allow any known breach, default, termination or cancellation of such Insurance Policies to occur or exist.

         SECTION 4.2: CORPORATE EXAMINATIONS AND INVESTIGATIONS. Prior to the Closing Date, the Sellers agree that Purchaser shall be entitled, through its directors, officers, Affiliates, employees, attorneys, accountants, representatives, lenders, consultants and other agents (collectively, "Representatives"), to make such investigation of the Assets, the Business and operations of the Company, and such examination of the books, records and financial condition of the Company, as Purchaser reasonably deems necessary. Any such investigation and examination shall be conducted upon reasonable notice, and the Sellers shall, and shall cause the Company to, cooperate fully therein. In that connection, the Sellers shall make available, and shall cause the Company to make available, to the Representatives of Purchaser during such period, without however causing any unreasonable interruption in the operations of the Business, all such information and copies of such documents and records concerning the affairs of the Company as such Representatives may reasonably request, shall permit the Representatives of Purchaser access to the Assets and all parts thereof and to its employees, customers, suppliers and others, and shall cause the Company's Representatives to cooperate fully in connection with such review and examination. No investigation by Purchaser shall diminish or obviate any of the representations, warranties, covenants or agreements of the Sellers contained in this Agreement.

         SECTION 4.3: ADDITIONAL FINANCIAL STATEMENTS. Prior to the Closing Date, as soon as available and in any event within forty-five (45) calendar days after the end of each monthly accounting period of the Company ending after the date hereof, the Sellers shall furnish Purchaser with an unaudited financial statement of the Company for such month in form and substance comparable to the Annual Statements and with such other financial or other information routinely prepared by the Company.

         SECTION 4.4: CONSENTS, FILINGS AND AUTHORIZATIONS; EFFORTS TO CONSUMMATE. As promptly as practicable after the date hereof, Purchaser shall make and the Sellers shall cause the Company to make all filings and submissions under such Laws as are applicable to them or to their respective Affiliates as may be required for them to consummate the Contemplated Transactions in accordance with the terms of this Agreement and shall furnish copies thereof to each other party prior to such filing and shall not make any such filing or submission to which the Sellers or Purchaser, as the case may be, reasonably objects in writing. All such filings shall comply in form and content in all material respects with applicable Laws. Subject to the terms and conditions herein, each party hereto, without payment or further consideration, shall use its good faith efforts to take or cause to be taken all action and to do or cause to be done all things necessary, proper or advisable under applicable Laws, Permits and Orders, to consummate and make effective, as soon as reasonably practicable, the Contemplated Transactions, including, but not limited to, the obtaining of all the Company's Required Consents and Permits or consents of any third party, whether private or governmental, required in connection with such party's performance of such transactions and each party hereto shall cooperate with the other in all of the foregoing.

         SECTION 4.5: NEGOTIATIONS WITH OTHERS. From and after the date hereof unless and until this Agreement shall have been terminated in accordance with its terms, the Sellers hereby agree that (i) the Company, the Sellers and their Representatives shall immediately cease any existing discussions or negotiations with any parties conducted heretofore with respect to any sale of any of the Assets or the sale of the Sellers' shares of the Company's capital stock; and
(ii) the Company, the Sellers and their Representatives will not solicit, initiate, assist, encourage, continue or enter into negotiations or discussions of any type, directly or indirectly, with, or furnish any information or data to, any person, firm or corporation relating to any such sale, including any person with whom the Company or any of the Sellers are currently negotiating, other than Purchaser, with respect to an offer for the sale of the Company, or any substantial portion of the Company's Business or Assets, or the Company's capital stock, directly or by merger or consolidation.

         SECTION 4.6: NOTICES OF CERTAIN EVENTS. Prior to the Closing Date, the Sellers and Purchaser shall promptly notify the other of:

         (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Contemplated Transactions;

         (b) any notice or other communication from any Governmental Body in connection with the Contemplated Transactions;

         (c) any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of any representation or warranty, whether made as of the date hereof or as of the Closing Date, or that would constitute a violation or breach of any covenant of any party contained in this Agreement; and

         (d) any notice or other communication from a Governmental Body relating to Taxes of the Company.

         SECTION 4.7: PUBLIC ANNOUNCEMENTS. Prior to the Closing Date, the Sellers and Purchaser will consult with each other before issuing any press release or otherwise making any public statement with respect to the Contemplated Transactions, and will not issue any such press release or make any such public statement without the prior approval of Sellers or Purchaser, as the case may be, except as may be required by applicable Law in which event the other party shall have the right to review and comment upon (but not approve) any such press release or public statement prior to its issuance.

         SECTION 4.8:  CONFIDENTIALITY.

         Prior to the Closing Date, Purchaser shall hold in strict confidence, and shall use its best efforts to cause all its Representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process, or by other requirements of Law, all information concerning Sellers and the Company which it has obtained from the Sellers or; their Representatives prior to, on or after the date hereof in connection with the Contemplated Transactions, and Purchaser shall not use or disclose to others, or permit the use of or disclosure of, any such information so obtained, and will not release or disclose such information to any other person, except its Representatives who need to know such information in connection with this Agreement (and who shall be advised of the provisions of this Section 4.8). The foregoing provision shall not apply to any such information to the extent (i) known by Purchaser prior to the date such information was provided to Purchaser by Sellers in connection with the Contemplated Transactions, (ii) made known to Purchaser from a third party not in breach of any confidentiality requirement, or (iii) made public through no fault of Purchaser or any of their Representatives.

         If this Agreement is terminated as provided herein and the Contemplated Transactions are not consummated and if requested by the Sellers, Purchaser shall return to the Sellers all tangible evidence of such information regarding Sellers and the Company.

         SECTION 4.9: EXPENSES. Except as otherwise specifically provided in this Agreement, the parties hereto shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the Contemplated Transactions, including, without limitation, all fees and expenses of their respective Representatives. Notwithstanding the foregoing, Purchaser shall pay the accounting costs and expenses incurred in connection with the audit of the Company's financial statements for the three years ended December 31, 1998 PROVIDED, HOWEVER, that in the event Sellers terminate this Agreement or fail to proceed with the sale of all of their respective shares of common stock of Company and their respective interest in Impact Term, LLC then Company, not Purchaser, shall be responsible for the costs and expenses of such audit and Purchaser shall have no obligation or duty to pay any of the costs or expenses associated, or incurred in connection, with such three-year financial audit.

         SECTION 4.10: CLAIMS UNDER INSURANCE POLICIES. After the Closing Date, the Sellers shall, and shall cause their Affiliates to, cooperate with Purchaser in respect of Claims made after the Closing Date under occurrence-based Insurance Policies based upon events occurring prior to the Closing Date. The Sellers agree not to, and shall not permit their Affiliates to, limit, Modify or otherwise compromise Purchaser's ability to make claims under any such Insurance Policies.

         SECTION 4.11: SUPPLEMENTS TO DISCLOSURE SCHEDULES. It is understood and agreed that, from time to time prior to the Closing, the Sellers may amend or supplement the Schedules attached to this Agreement with respect to any matter that is required to be set forth or described in such a Schedule or that is necessary to complete or correct any information in any representation or warranty of the Sellers contained in this Agreement; provided, that the disclosure provided in any such amended, supplemented or revised Schedule shall in no way affect or be deemed to limit Purchaser's ability to terminate this Agreement and the Contemplated Transactions prior to the Closing.

         SECTION 4.12: FURTHER ASSURANCES. The Sellers hereby agree, without further consideration, to execute and deliver following the Closing such other instruments of transfer and take such other action as Purchaser may reasonably request in order to put Purchaser in possession of, and to vest in Purchaser, good, valid, and unencumbered title to the Purchased Share's in accordance with this Agreement and to consummate the Contemplated Transactions. Purchaser hereby agrees, without further consideration, to take such other action following the Closing and execute and deliver such other documents as the Sellers may reasonably request in order to consummate the Contemplated Transactions in accordance with this Agreement.


                                   ARTICLE V

                             CONDITIONS TO CLOSING

         SECTION 5.1: CONDITIONS TO THE OBLIGATIONS OF SELLERS AND PURCHASER. The obligations of Sellers and Purchaser to consummate the Contemplated Transactions are subject to the satisfaction of the following conditions on or prior to the Closing Date:

         (a) NO INJUNCTION. No provision of any applicable Law and no Order shall prohibit the consummation of the Contemplated Transactions.

         (b) NO PROCEEDING OR LITIGATION. No Claim instituted by any person shall have been commenced or pending against the Company, Sellers or Purchaser or any of their respective Affiliates, officers or directors which Claim seeks to restrain, prevent, change or delay in any material respect the Contemplated Transactions or seeks to challenge any of the material terms or provisions of this Agreement or seeks material damages in connection with any of such transactions.

         (c) EMPLOYMENT AGREEMENTS. There shall have been delivered to Purchaser
and  each,  Scully,   Critser  and  Fink  the  executed  Employment  Agreements, substantially in the forms annexed hereto as Exhibits A-1, A-2 and A-3.

         SECTION 5.2: CONDITIONS TO THE OBLIGATIONS OF SELLERS. All obligations of Sellers to consummate the Contemplated Transactions hereunder are subject to the fulfillment (or waiver by Sellers) on or prior to the Closing of each of the following further conditions:

         (a) PERFORMANCE. Purchaser shall have performed and complied with all agreements, obligations and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

         (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser contained in this Agreement and in any certificate or other writing delivered by Purchaser pursuant hereto shall be true in all material respects at and as of the Closing Date as if made at and as of such time.

         (c) PURCHASE PRICE. The Purchase Price shall have been paid by Purchaser in accordance with Section 1.1.

         (d) DOCUMENTATION. There shall have been delivered to the Sellers the following:

                  (i) A certificate dated the Closing Date, of Purchaser confirming the matters set forth in Section 5.2(a) and (b) hereof.

                  (ii) A certificate dated the Closing Date, of the Secretary of Purchaser certifying, among other things, that attached or appended to such certificate (A) is a true and correct copy of its Certificate of Incorporation and all amendments if any thereto as of the date thereof; (B) is a true and correct copy of its By-laws as of the date thereof; (C) is a true copy of all corporate actions taken by it, including resolutions of its board of directors authorizing, the consummation of the Contemplated Transactions and the execution, delivery and performance of this Agreement and each other Transaction Document to be delivered by Purchaser pursuant hereto; and (D) are the names and signatures of its duly elected or appointed officers who are authorized to execute and deliver this Agreement, the Transaction Documents to which Purchaser is a party and any certificate, document or other instrument in connection herewith.

                  (iii) A signed opinion of Purchaser's counsel, dated the Closing Date and addressed to Sellers, substantially in the form of opinion annexed as Exhibit G hereto.

                  (iv)  Good  standing   certificates  for  Purchaser  from  the
Secretary of State of the State of Delaware and each of the jurisdictions in which Purchaser is qualified to do business as a foreign corporation.

         (e) RELEASE. Gupta shall have been released as guarantor on the Company's commercial debt set forth on Schedule 5.2(e).

         (f) ASSUMPTION. At the time of release of Gupta under (e) above, Purchaser shall assume those obligations on the Company's commercial debt, or financial equivalents of such guarantees, as set forth on Schedule 5.2(f) as Purchaser determines in its sole discretion to be required for continued operation of the Company business.

         SECTION 5.3: CONDITIONS TO THE OBLIGATIONS OF PURCHASER. All obligations of Purchaser to consummate the Contemplated Transactions hereunder are subject to the fulfillment (or waiver by Purchaser) on or prior to the Closing of each of the following further conditions:

         (a) PERFORMANCE. The Sellers shall have performed and complied with all agreements, obligations all covenants required by this Agreement to be performed or complied with by it or them on or prior to the Closing Date. The Company shall be in actual compliance with the provisions of Section 4.1.

         (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Sellers contained in this Agreement and in any certificate or other writing delivered by the Sellers pursuant hereto shall be true in all material respects at and as of the Closing Date as if made at and as of such time.

         (c) NO ADVERSE CHANGE. During the period from the date hereof to the Closing Date, there shall not have been (i) any material adverse change in the Condition of the Business or in the Company's relationship with their respective Major Customers; (ii) any damage, destruction, casualty, determination or other event to or affecting the Assets of the Company which has a material adverse effect on the Assets or the Business of the Company; or (iii) any Claims or Liens filed or threatened, against or affecting the Company or the Assets which, if adversely determined, is reasonably likely to have a material adverse effect on the Condition of the Business.

         (d) COMPANY'S REQUIRED CONSENTS. All the Company's Required Consents shall have been obtained.

         (e) WAIVER OF RIGHT OF FIRST REFUSAL. Purchaser shall have received evidence, to the reasonable satisfaction of Purchaser, that all rights of Staff Server, Inc. a Delaware corporation, and its successors and assigns, to purchase Gupta's shares of common stock of Company as set forth on Schedule A-1 have been waived or terminated on or before the Closing.

         (f)      INTENTIONALLY OMITTED.

         (g) DOCUMENTATION. There shall have been delivered to Purchaser the following:

         (i) A certificate, dated the Closing Date, of the Sellers confirming the matters set forth in Sections 5.3(a) and (b).

         (ii) A certificate, dated the Closing Date, of the Sellers certifying, among other things, that attached or appended to such certificate (i) is a true and correct copy of the Certificate of Incorporation and by-laws (or comparable instruments) of the Company, and all amendments if any thereto as of the date thereof; (ii) are the names of the directors and officers of the Company; (iii) is a true copy of all corporate actions taken by the board of directors and the shareholders of the Company (which actions shall have been taken prior to the date of entering into this Agreement) to authorize the Contemplated Transactions; and (iv) are the names and signatures of the duly elected or appointed officers of the Company who are authorized to execute and deliver the Transaction Documents to which the Company is a party and any certificate, document or other instrument in connection herewith;

         (iii) True, correct and complete copies of all the Company's Required Consents and Permits.

         (iv) The executed Noncompetition Agreements between Purchaser and each Seller in the form annexed hereto as Exhibit B.

         (v) An executed Escrow Agreement among Sellers, Purchaser and the escrow agent identified therein, in the form annexed hereto as Exhibit E.

         (vi) The resignations, dated on or before the Closing Date, of any trustees of Benefit Plans as may have been requested by Purchaser.

         (vii) A certificate, dated the Closing Date, executed by the Sellers to the effect that as of the Closing Date and except as otherwise set forth in
Schedule 2.20, (i) the Major Customers of the Company remain as customers, (ii) there has been no substantial reduction in the level of any Major Customer's purchases from the Company, and (iii) the Principal Shareholder have no knowledge or any indications that any Major Customer intends to substantially reduce its purchases from the Company.

         (viii) The stock certificates representing the Purchased Shares duly endorsed in blank or accompanied by duly and properly executed stock powers with all required transfer taxes, if any, paid.

         (ix) Possession and control of the Assets of the Company (including all corporate books, bank accounts, records and documents).

         (x) The resignation of all officers and directors of the Company.

         (xi) An executed estoppel certificate from the landlord under each lease of Real Property.

         (xii)    [Intentionally Omitted]

         (xiii)   [Intentionally Omitted]

         (xiv) Good standing certificates for the Company from the Secretary of State of the jurisdiction of incorporation of the Company and each of the jurisdictions identified in Schedule 2.1 in which the Company is qualified to do business as a foreign corporation.

         (xv) A signed opinion of Sellers' counsel, dated the Closing Date, addressed to Purchaser, substantially in the form of opinion annexed as Exhibit H hereto.

         (xvi) A Termination and Release Agreement executed by the Company and each Seller in the form annexed hereto as Exhibit I, pursuant to which, among other things, each of Seller's existing employment agreement with the Company will be terminated effective as of the close of business on the date prior to the Closing Date and Release Agreements executed by the Company and each Seller, in the form annexed hereto as Exhibit I, pursuant to which each Seller (other than Scully, Critser and Fink) shall release the Company for liability with respect to all Released Claims (as such term is defined therein).

         (xvii) The Payoff Letters and the original promissory note(s), if any, of the Company issued in connection with the related Company Debt, marked canceled. In addition, Purchaser shall have been provided evidence satisfactory to it of the preparation of UCC-3 termination statements releasing all Liens (the "UCC-3s"), if any, on the Assets relating to the Company Debt to be paid off pursuant to the Payoff Letters in accordance with Section 1.1(c), which UCC-3s the Sellers shall cause to be delivered to Purchaser immediately after the Closing hereunder.

         (xviii) The executed Representation Statement executed by each Seller in the form attached hereto as Exhibit K.

         (xix) The Closing Company Debt Schedule, certified as true, correct and complete by the Sellers.

         (h) Evidence, to the reasonable satisfaction of Purchaser, that all guarantees by Company of debts, loans, borrowings or other obligations of Axygen shall have been terminated and released on or before the Closing.

         (i) Purchaser shall have obtained all necessary consents or approvals from applicable federal and state governmental entities to transfer the MKPL Shares hereunder in accordance with all applicable federal and state securities laws.

         (j) The ESOP Closing shall have occurred on or before the Closing.


                                   ARTICLE VI

                                   TERMINATION

         SECTION 6.1: TERMINATION. This Agreement may be terminated and the Contemplated Transactions may be abandoned at any time prior to the Closing:

         (a) By mutual written consent of the parties hereto, and after July 1, 1999, by any party hereto, if the Closing has not occurred by that date and if failure to close is not the result of a breach of this Agreement or a willful failure to complete closing conditions by such party.

         (b) By the Sellers if (i) there has been a material misrepresentation or breach of warranty on the part of Purchaser in the representations and warranties contained herein and such material misrepresentation or breach of warranty, if curable, is not cured within 30 days after written notice thereof from Sellers, (ii) Purchaser has committed a material breach of any covenant imposed upon it hereunder and fails to cure such breach within 30 days after written notice hereof from Sellers, or (iii) any condition to the Sellers' obligations hereunder becomes incapable of fulfillment through no fault of the Sellers and is not waived by the Sellers.

         (c) By Purchaser if (i) there has been a material misrepresentation or breach of warranty on the part of the Sellers in the representations and warranties contained herein and such material misrepresentation or breach of warranty, if curable, is not cured within 30 days after written notice thereof from Purchaser, (ii) the Sellers have committed a material breach of any covenant imposed upon it hereunder and fails to cure such breach within 30 days after written notice thereof from Purchaser, or (iii) any condition to Purchaser's obligations hereunder becomes incapable of fulfillment through no fault of Purchaser and is not waived by Purchaser.

         (d) By Purchaser or the Sellers, on the other hand, if there shall be any Law that makes consummation of the Contemplated Transactions illegal or otherwise prohibited, or if any Order enjoining Purchaser, on the one hand, or the Company and Sellers, on the other hand, from consummating the Contemplated Transactions is entered and such Order shall have become final add nonappealable.

         SECTION 6.2: EFFECT OF TERMINATION; RIGHT TO PROCEED. In the event that this Agreement shall be terminated pursuant to Sections 6.1(a) or (d), all further obligations of the parties under the Agreement shall terminate without further liability of any party hereunder (except with respect to Sections 4.7,
4.8 and 4.9 as provided below). Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to
Section 6.1(b), Purchaser will remain liable to the Sellers for any misrepresentation or breach of warranty or nonfulfillment of or failure to perform any covenant or agreement of Purchaser existing at the time of such termination, and upon termination of this Agreement pursuant to Section 6.1(c), the Sellers, jointly and severally, will remain liable to Purchaser for any misrepresentation or breach of warranty or nonfulfillment of or failure to perform any covenant or agreement of the Sellers existing at the time of such termination, and in any such event the terminating party(ies) may seek such remedies, including without limitation, Losses (as defined in Section 7.2 below) against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at Law or in equity. Without limiting the generality of the foregoing sentence, in the event that this Agreement shall be terminated by the Sellers pursuant to Section 6.1(b) or by Purchaser pursuant to Section 6.1(c), the party in breach of its covenants, agreements or obligations hereunder shall reimburse the non-breaching party for all costs and expenses resulting from any such breach. The agreements contained in Sections 4.7, 4.8 and 4.9 shall survive the termination hereof. In the event that a condition precedent to its obligation is not met, nothing contained herein shall be deemed to require any party to terminate this Agreement, rather than to waive such condition precedent and proceed with the Contemplated Transactions.


                                   ARTICLE VII

                                 INDEMNIFICATION

         SECTION 7.1:  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         (a) Notwithstanding any right of Purchaser fully to investigate the affairs of the Company and any knowledge of facts determined or determinable by Purchaser pursuant to such investigation or right of investigation, Purchaser has the right to rely fully upon the representations, warranties, covenants and agreements of the Sellers contained in this Agreement, or listed or disclosed on any Schedule hereto or in any instrument delivered in connection with or pursuant to any of the foregoing. All of the representations, warranties, covenants, agreements and Closing certifications made by the Sellers shall survive the execution and delivery of this Agreement and the Closing hereunder for a period of 18 months following the Closing Date; provided, that the representations, warranties, covenants, agreements and Closing certifications made by Sellers in (A) Section 2.1 with respect to the Purchased Shares, (B)
Section 2.2 with respect to due authority, (C) Section 2.9(d) with respect to title to the Assets, and (D) Section 2.22 with respect to finder's fees and commissions (together with the representations, warranties, covenants and agreements listed in clauses (A), (B), (C) and (D) of this proviso and Unassumed Taxes (the "Special Representations, Covenants and Items"), shall survive the execution and delivery of this Agreement and the Closing hereunder for the respective applicable statute of limitations; provided, further that the representations and warranties made by Sellers in (i) Section 2.13 with respect to tax matters, (ii) Section 2.14 with respect to ERISA/Benefit Plan matters, and (iii) Section 2.19 with respect to environmental matters, shall survive the execution and delivery of this Agreement and the Closing hereunder for the period of any applicable statute of limitations or indefinitely if no statute of limitation applies.

         (b) All representations and warranties, covenants and agreements of Purchaser shall survive the execution and delivery of this Agreement and the Closing hereunder for a period of 18 months following the Closing Date.

         SECTION  7.2:  OBLIGATION  OF  SELLERS  TO  INDEMNIFY.  Subject  to the
limitations set forth in Sections 7.1 and 7.5, the Sellers, jointly and severally, hereby agree to indemnify, defend and hold harmless Purchaser and its directors, officers, employees, Affiliates, successors, assigns and Representatives, from and against all Claims, losses, liabilities, damages, deficiencies, judgments, settlements, costs of investigation or other expenses (including interest, penalties and reasonable attorneys' fees and disbursements and expenses incurred in enforcing this indemnification or in any litigation between the parties or with third parties) (collectively, the "Losses") suffered or incurred by Purchaser or any of the foregoing persons arising out of (a) any breach of the representations, warranties, covenants, agreements and Closing certifications of the Sellers contained in this Agreement, the Schedules or the Transaction Documents or warranty, or, (b) any Taxes of Sellers or Taxes of the Company relating to periods prior to the Closing Date (the "Unassumed Taxes").

         SECTION 7.3: OBLIGATION OF PURCHASER TO INDEMNIFY. Purchaser hereby agrees to indemnify, defend and hold the Sellers and their successors, assigns and Representatives harmless from and against any Losses suffered by Sellers by reason of any breach of the representations and warranties of Purchaser or of the covenants and agreements of Purchaser contained in this Agreement, the Schedules or the Transaction Documents.

         SECTION 7.4:  NOTICE AND OPPORTUNITY TO DEFEND THIRD PARTY CLAIMS.

         (a) Promptly after receipt by any party hereto (the "Indemnitee") of notice of any demand, claim, circumstance or Tax Audit which would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnitee shall give prompt notice thereof the "Claims Notice") to the party or parties obligated to provide indemnification pursuant to Section 7.2 or
7.3 (the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary, and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

         (b) The Indemnifying Party may elect to defend, at its own expense and with its own counsel satisfactory to Indemnitee, any Asserted Liability, but only if (A) the Indemnifying Party notifies the Indemnitee in writing within 30 days after the Indemnitee has given notice of the Asserted Liability that the Indemnifying Party will indemnify the Indemnitee from and against the entirety of any Losses the Indemnitee may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Asserted Liability, (B) the Indemnifying Party provides the Indemnitee with evidence reasonably acceptable to the Indemnitee that the Indemnifying Party will have the financial resources to defend against the Asserted Liability and fulfill its indemnification obligations hereunder, (C) the Asserted Liability involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgement with respect to, the Asserted Liability is not, in the good faith judgment of the Indemnitee, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnitee, (E) the Indemnifying Party conducts the defense of the Asserted Liability actively and diligently, and (F) the Indemnitee shall have reasonably concluded that (x) there is no conflict of interest between the Indemnitee and the Indemnifying Party in the conduct of such defense, and (y) the Indemnitee shall have no defenses available to the Indemnifying Party. If the Indemnifying Party elects to defend such Asserted Liability, it shall within 30 days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the defense of such Asserted Liability. If the Indemnifying Party assumes the defense against any Asserted Liability it will be conclusively established for purposes of this Agreement that such Asserted Liability is within the scope of, and subject to indemnification. If the Indemnifying Party elects not to defend the Asserted Liability, is not permitted to defend the Asserted Liability by reason of the first sentence of this Section 7.4(b), fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement with respect to such Asserted Liability, the Indemnitee may pay, compromise or defend such Asserted Liability at the sole cost and expense of the Indemnifying Party if determined to be liable to the Indemnitee hereunder. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of such Asserted Liability. If the Indemnifying Party chooses to defend any Asserted Liability, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense. Any expenses of any Indemnitee for which indemnification is available hereunder shall be paid upon written demand therefor.

         SECTION 7.5:  LIMITATION ON INDEMNIFICATION; PAYMENTS OF LOSSES.

         (a) The Sellers' liability for Indemnificable  damages pursuant to this
Article VII shall not be payable unless and until the amount of Losses suffered or incurred by Purchaser exceeds in the aggregate [$50,000] (the "Basket Amount"); thereafter, the Sellers, jointly and severally, shall be responsible for the payment of Losses in excess of the Basket Amount subject to the limitations set forth in this Section 7.5; provided, that any Losses arising from, or directly or indirectly relating to the Special Representations, covenants and items shall not be subject to or limited by the Basket Amount.

         (b) The Sellers shall not have any liability for indemnifiable damages pursuant to this Article VII to the extent the aggregate amount of Losses suffered or incurred by Purchaser exceeds the aggregate Purchase Price (the "Cap").

         (c)  Purchaser  shall not be  entitled  to  indemnity  pursuant to this
Article VII to the extent that a Loss was previously taken into account in making an adjustment to the Purchase Price pursuant to Section 1.2 with respect to the Audited Balance Sheet.

         (d)      [Intentionally Omitted]

         (e) In the event that Purchaser intends to make any offset of indemnifiable damages against the Note and/or the Convertible Note, it shall first have given written notice thereof to GUPTA (the "Offset Notice"). If no objection to such proposed offset is made by GUPTA within thirty (30) days after the giving of the Offset Notice, Purchaser shall be entitled to proceed with the proposed offset. If any objection is raised by Gupta during such period, the parties agree that any portion of the proposed offset which is subject to such disagreement shall not be offset by Purchaser and, notwithstanding anything contained in the Note and/or the Convertible Note to the contrary, that portion of the principal amount shall not be due and payable and Purchaser shall not be required to pay interest in respect thereof until such time as such disagreement has been resolved by negotiation or by Final Determination of such dispute. Any Loss to which Purchaser shall be entitled to exercise offset rights pursuant to this Article VII shall accrue interest from the date which is thirty (30) days after the Offset Notice until paid at an annual rate equal to the interest rate applicable under the Note and Convertible Note.

         (f) Notwithstanding anything to the contrary hereunder, any amounts payable by the Indemnifying Party pursuant to this Article VII shall be reduced by the amount of any insurance proceeds recovered by the Indemnitee in connection with such Claim.

         (g) The parties will act in good faith so that any amounts payable by an Indemnifying Party to an Indemnitee pursuant to this Article VII shall be treated, for Tax purposes, as an adjustment to the Purchase Price, unless a Final Determination with respect to an Indemnitee or any of its Affiliates causes any such payment not to be treated as an adjustment to Purchase Price for United States federal income tax purposes. Subject to the Cap, if such payment cannot be treated as an adjustment to the Purchase Price for Tax purposes, then such indemnification payment shall be increased to take account of any net Tax cost incurred by the Indemnitee as a result of the receipt or accrual of such payments.

         (h) In the absence of fraud, the remedies provided by the foregoing provisions of this Article VII, after the Closing Date, shall be in lieu of any other remedies to which the respective party is entitled at law or in equity for any breach or noncompliance by a party with the provisions of this Agreement; however, this clause shall not operate as a bar to any suit for specific performance (which does not seek monetary damages) contemplated by this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         SECTION 8.1:  NOTICES.

         (a) Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally by hand or by recognized overnight courier, telecopied or mailed (by registered or certified mail, postage prepaid) as follows:

                  If to Purchaser, one copy to:

                  E-TAXI, INC.
                  c/o Gateway Advisors
                  675 North First Street
                  10th Floor
                  San Jose, CA  95112
                  Attention:    Robert M. Wallace
                  Telecopier:   (408) 287-7761

                  with a simultaneous copy to:

                  Leland, Parachini, Steinberg, Matzger & Melnick, LLP 333 Market Street
                  27th Floor
                  San Francisco, CA  94105
                  Attention:    Teresa V. Pahl, Esq.
                  Telecopier:   (415) 974-1520

                  If to any Seller, one copy to each Seller at the address set forth opposite each Seller's name on Schedule A-1.

         (b) Each such notice or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in Section 8.1 (a) (with confirmation of transmission), or (ii) if given by any other means, when delivered at the address specified in Section 8.1(a). Any party by notice given in accordance with this Section 8.1 to the other party may designate another address (or telecopier number) or person for receipt of notices hereunder. Notices by a party may be given by counsel to such party.

         SECTION 8.2: ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits hereto) and the collateral agreements executed in connection with the consummation of the Contemplated Transactions contain the entire agreement between the parties with respect to the subject matter hereof and related transactions and supersede all prior agreements, written or oral, with respect thereto.

         SECTION 8.3: WAIVERS AND AMENDMENTS, NON-CONTRACTUAL REMEDIES, PRESERVATION OF REMEDIES. This Agreement may be amended, superseded, canceled, renewed or extended only by a written instrument signed by the parties hereto. The provisions hereof may be waived in writing by the parties hereto. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. Except as otherwise provided herein, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

         SECTION 8.4: GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of California applicable to agreements made and to be performed entirely within such State, without regard to the conflict of laws rules thereof.

         SECTION 8.5: CONSENT TO JURISDICTION AND SERVICE OF PROCESS. The parties hereto irrevocably (a) agree that any suit., action or other legal proceeding arising out of this Agreement may be brought in the courts of the State of California or the courts of the United States located in the State of California, (b) consent to the jurisdiction of each court in any such suit, action or proceeding, (c) waive any objection which they, or any of them, may have to the laying of venue of any such suit, action or proceeding in any of such courts, and (d) waive the right to a trial by jury in any such suit, action or other legal proceeding.

         SECTION 8.6: BINDING EFFECT, NO ASSIGNMENT. This Agreement and all of its provisions, rights and obligations shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs and legal representatives. This Agreement may not be assigned (including by operation of Law) by a party without the express written consent of Purchaser (in the case of assignment by the Sellers) or the Sellers (in the case of assignment by Purchaser) and any purported assignment, unless so consented to, shall be void and without effect. Nothing herein express or implied is intended or shall be construed to confer upon or to give anyone other than the parties hereto and their respective heirs, legal representatives and successors any rights or benefits under or by reason of this Agreement and no other party shall have any right to enforce any of the provisions of this Agreement.

         SECTION 8.7: EXHIBITS. All Exhibits and Schedules attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

         SECTION 8.8: SEVERABILITY. If any provision of this Agreement for any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such illegal, invalid or unenforceable provision had never been included herein.

         SECTION 8.9: COUNTERPARTS. The Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.


                                   ARTICLE IX

                                   DEFINITIONS

         SECTION 9.1:  DEFINITIONS.

         (a) The following terms, as used herein, have the following meanings:

         "ACTUAL CLOSING COMPANY DEBT" is equal to the aggregate amount of Company Debt as reflected on the Audited Balance Sheet.

         "AFFILIATE" of any person means any other person directly or indirectly through one or more intermediary persons, controlling, controlled by or under common control with such person.

         "AGREEMENT" or "THIS AGREEMENT" means, and the words "herein", "hereof" and "hereunder" and words of similar import refers to, this agreement as it from time to time may be amended.

         "ARTICLES OF INCORPORATION" means, in the case of any corporation, the certificate of incorporation, articles of incorporation or charter of a corporation, howsoever denominated under the laws of the Jurisdiction of its incorporation.

         "ASSETS" means properties, rights, interests and assets of every kind, real, personal or mixed, tangible and intangible, used or usable by the Company in the Business.

         The term "AUDIT" or "AUDITED" when used in regard to financial statements means an examination of the financial statements by a firm of independent certified public accountants in accordance with generally accepted auditing standards for the purpose of expressing an opinion thereon.

         "COMPANY DEBT", with respect to the Company, means (i) money borrowed by the Company from any person; (ii) any indebtedness of such Company arising under leases required to be capitalized under GAAP or evidenced by a note, bond, debenture or similar instrument; (iii) any indebtedness of the Company arising under purchase money obligations or representing the deferred purchase price of property and services (other than accounts payable and current trade payables incurred in the ordinary course of the Business); (iv) any Liability of the Company under any guaranty, letter of credit, performance credit or other agreement having the effect of assuring a creditor against loss; and (v) any advances against client trust funds and/or net amounts due to clients in excess of funds held in trust for clients.

         "CONTRACT" means any contract, agreement, indenture, note, bond, lease, conditional sale contract, mortgage, license, franchise, instrument, commitment or other binding arrangement, whether written or oral.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         The term "CONTROL", with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other persons by or through stock ownership, agency or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "CURRENT ASSETS" means the amounts reflected as current assets of the Company on its financial statements determined in accordance with GAAP and includes, but is not limited to, items such as cash and cash equivalents, accounts receivable (less reserves for doubtful accounts), short-term investments, inventory and current prepaid assets.

         "CURRENT LIABILITIES" means the amounts reflected as current liabilities of the Company on its financial statements determined in accordance with GAAP and includes, but is not limited to, items such as accounts payable, current maturities of long-term debt, accrued expenses, and unpaid accrued taxes.

         "ENVIRONMENTAL LAWS" means any and all Laws (including common law), Orders, Permits, agreements or any other requirement or restriction promulgated, imposed, enacted or issued by any federal, state, local and/or foreign Governmental Bodies relating to human health or the environment, including the emission, discharge or Release of pollutants, contaminants, Hazardous Substances or wastes into the environment (which includes, without limitation, ambient air, surface water, ground water, or land), and the remediation thereof, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous
Substances or wastes or the clean-up or other remediation thereof, including without limitation, the Clean Air Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Emergency Planning and Community Right To

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Know Act, the Federal  Water  Pollution  Control Act, the Oil  Pollution  Act of
1990, the Pollution Prevention Act of 1990, the Resource Conservation and Recovery Act, the Safe Drinking Water Act, the Endangered Species Act, the Toxic Substances Control Act, each as amended, and any state or local counterparts thereof.

         "ENVIRONMENTAL PERMITS", with respect to the Company, means those Permits required to be obtained by the Company under Environmental Laws in connection with the Business or the use and operation of the Assets owned or leased by the Company.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "FINAL DETERMINATIONS" means (i) with respect to United States federal income Taxes, a "determination" as defined in Section 1313(a) of the Code or execution of an Internal Revenue Service Form 870AD; (ii) with respect to Taxes other than United States federal income Taxes and any final determination of liability in respect of a Tax provided for under applicable Law, and shall include the payment of Tax by Purchaser or the Company, whichever is responsible for payment of such Tax under applicable law, with respect to any item disallowed by a Tax Authority, provided that the other party is notified that such Purchaser or the Company, whichever is responsible, determines that no action should be taken to recoup such disallowed item, and such other party agrees with such determination; and (iii) any final determination of liability in respect of a Loss provided for under applicable law, including, without limitation, a final ruling by an arbitrator.

         "GAAP" means generally accepted accounting principles applied on a consistent basis in effect on the date hereof as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accountings profession of the United States.

         "HAZARDOUS SUBSTANCES" means any dangerous, toxic, radioactive, caustic or otherwise hazardous material, pollutant, contaminant, chemical, waste or substance defined, listed or described as any of such in or governed by any Environmental Law, including but not limited to, urea-formaldehyde, polychlorinated biphenyls, asbestos or asbestos-containing materials, radon, explosives, known carcinogens petroleum and its derivatives, petroleum products, or any substance which might cause any injury to human health or safety or to the environment or might subject the owner or operator of real property owned, leased or controlled by the Company (both currently or ever in the present) to any Regulatory Actions or Claims.

         "IRS" means the Internal Revenue Service.

         The term "knowledge" with respect to (a) any individual means actual knowledge after reasonable due inquiry, and (b) any corporation means the actual knowledge after reasonable due inquiry of the directors or the executive officers of such corporation; and "knows" has a correlative meaning.

         "LIABILITY" means any direct or indirect indebtedness, liability, assessment, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, actual or potential, contingent or otherwise (including any liability under any guaranties, letters of credit, performance credits or with respect to insurance loss accruals).

         "LIEN" means, with respect to any Asset, any mortgage, lien (including mechanics, warehousemen, laborers and landlords liens), claim, pledge, charge, security interest, preemptive right, right of first refusal, option, judgment, title defect or encumbrance of any kind in respect of or affecting such Asset.

         "NET WORKING CAPITAL" means the difference between the Current Assets and the Current Liabilities of the Company as of the date of computation.

         "PERSON" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity, including a government or political subdivision or an agency or instrumentality thereof.

         "RECEIVABLES" means as of any date any trade accounts receivable, notes receivable, sales representative advances and other miscellaneous receivables of the Company arising in the ordinary course of the Business.

         "REGULATORY ACTIONS" means any claim, demand, action, suit or proceeding brought or instigated by any Governmental Body in connection with any Environmental Law, including, without limitation, civil, criminal and/or administrative proceedings, whether or not seeking costs, damages, penalties or expenses.

         "RELEASE" means the intentional or unintentional, spilling, leaking, disposing, discharging or disturbance of, or emitting, depositing, injecting, leaching, escaping or any other release or threatened release, however defined, of any Hazardous Substance.

         "SUBSIDIARY" of the Company means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly through one or more intermediaries, or both, by the Company.

         "TAX" (including, with correlative meaning, the terms "Taxes" and "Taxable") means any net income gross income, gross receipts sales, use, ad valorem, transfer, transfer gains, franchise, profits, license, withholding, payroll, employment, social security (or similar), unemployment disability, excise, severance, stamp, rent, recording registration, occupation, premium, real or personal property, intangibles, environmental (including taxes under Code ss. 59A) or windfall profits tax, alternative or add-on minimum tax, capital stock, customs duty or other tax, fee, duty, levy, impost, assessment or charge of any kind whatsoever (including but not limited to taxes assessed to real property and water and sewer rents relating thereto), together with any interest and any fine penalty, addition to tax or additional amount or deductions imposed by any Governmental Body (domestic or foreign) (a "Tax Authority") responsible for the imposition of any such tax, whether disputed or not, including any liability arising under any tax sharing agreement, with respect to the Company, the Business or the Assets (or the transfer thereof);
(ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of the Company being a member of an affiliated or combined group with any other corporation at any time on or prior to the Closing Date; and (iii) any liability of the Company for the payment of any amounts of the type described in the immediately preceding clause (i) as a result of a contractual obligation to indemnify any other person.

         "TAX RETURN" means any return or report (including elections, declarations, disclosures, schedules, attachments, estimates and information returns) relating to Taxes required to be supplied to any Tax Authority, and including any amendment thereof

         "TRANSACTION DOCUMENTS" means, collectively, this Agreement, and each of the other agreements and instruments to be executed and delivered by all or some of the parties hereto in connection with the consummation of the transactions contemplated hereby. The term "voting power" when used with reference to the capital stock of, or units of equity interests in, any person means the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors of such person (if such person is a corporation) or to participate in the management and control of such person (if such person is not a corporation).

         (b) The following additional terms are defined in the following sections of this Agreement:

                  Term                                            Section
                  ----                                            -------

         Acquisition                                              Recital
         Asserted Liability                                       7.4(a)
         Basket Amount                                            7.5(a)
         Cap                                                      7.5(b)
         Business                                                 Recital
         Claims                                                   2.12
         Claims Notice                                            7.4(a)
         Closing                                                  1.3
         Closing Company Debt Schedule                            1.1(e)
         Closing Date                                             1.3
         Company(ies)                                             Recital
         Company's Required Consents                              2.3
         Condition of the Business                                2.8(a)
         Contemplated Transactions                                Recital
         Controlled Group                                         2.14(a)
         Costs                                                    1.1(b)(iv)

         Employee Benefit Plan                                    2.14(a)
         Escrow                                                   1.1(d)(ii)
         Escrow Agreement                                         1.1(d)(ii)
         (Escrowed) Shares                                        1.1(d)(ii)
         Governmental Bodies                                      2.17
         Indemnifying Party                                       7.4(a)
         Indemnitee                                               7.4(a)
         Insurance Policies                                       2.16
         Intellectual Property Rights                             2.11
         MKPL                                                     1.1(b)(ii)
         Latest Balance Sheet                                     2.7
         Latest Balance Sheet Date                                2.6
         Laws                                                     2.17
         Losses                                                   7.2
         Major Customers                                          2.20
         Noncompetition Agreement                                 Recital
         Offset Notice                                            7.5(e)
         Orders                                                   2.17
         Payoff Letters                                           1.1(e)(ii)
         PBGC                                                     2.14(c)(vi)
         Permits                                                  2.18
         Purchase Price                                           1.1(a)
         Purchased Shares                                         Recital
         Purchaser                                                Preamble
         Real Property                                            2.9(a)
         Representatives                                          4.2
         Seller(s)                                                Preamble
         Special Representations, Covenants and Items             7.1(a)
         Tax Audit                                                2.13(a)(viii)
         Tax Deficiency                                           2.13(a)(iv)
         Unassumed Taxes                                          7.2
         Year 2000 Problem                                        2.24

         SECTION 9.2: INTERPRETATION. Unless the context otherwise requires, the terms defined in Section 9.1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. All accounting terms defined in Section 9.1, and those accounting terms used in this Agreement not defined in Section 9. 1, except as otherwise expressly provided herein, shall have the meanings customarily given thereto in accordance with GAAP. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                    PURCHASER

                    E-TAXI, INC.

                    By:  /s/    ROBERT M. WALLACE
                         -------------------------------------------------------
                         Name:  ROBERT M. WALLACE
                         Title: CEO

                    SELLERS

                    /s/ HEMANT K. GUPTA
                    ------------------------------------------------------------
                        HEMANT K. GUPTA

                    /s/ HEMANT K. GUPTA, RICHARD SCULLY, TOM CRITSER, RENEE FINK
                    ------------------------------------------------------------
                        ESOP

                    /s/ RICHARD SCULLY
                    ------------------------------------------------------------
                        RICHARD SCULLY

                    /s/ TOM CRITSER
                    ------------------------------------------------------------
                        TOM CRITSER

                    /s/ RENEE FINK
                    ------------------------------------------------------------
                        RENEE FINK

WITH RESPECT TO SECTION 1.1,
COMPUTER MARKETPLACE, INC.

By: /s/    ROBERT M. WALLACE
    --------------------------------------------
    Name:  ROBERT M. WALLACE
    Title: Chairman

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